UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 31, 2008

                           SINO SHIPPING HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                     0-9064                       84-0789885
-------------------------     ---------------------          -------------------
(State or Other Juris-        (Commission File No.)            (IRS Employer
diction of Incorporation)                                    Identification No.)

                               NO. 950 DALIAN ROAD
                       HI-SHANGHAI 8TH BUILDING, 5TH FLOOR
                                 SHANGHAI, CHINA
                 -----------------------------------------------
          (Address of principal executive offices, including zip code)


                                 86-21-5595-5927
                 -----------------------------------------------
              (Registrant's telephone number, including area code)

                           DALKEITH INVESTMENTS, INC.
                 5528 WESTCOTT CIRCLE, FREDERICK, MARYLAND 21703
                 -----------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                           FORWARD-LOOKING STATEMENTS

          Statements in this Form 8-K may be "forward-looking statements." Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by our management. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements are not guarantees of future performance. There are a number of factors, risks and uncertainties that could cause actual results to differ from the expectations reflected in these forward-looking statements, including changes in production of, or demand for, minor bulk commodities, either globally or in particular regions; greater than anticipated levels of vessel newbuilding orders or less than anticipated rates of scrapping of older vessels; changes in trading patterns for particular commodities significantly impacting overall tonnage requirements; changes in the rates of growth of the world and various regional economies; risks incident to vessel operation, including discharge of pollutants; unanticipated changes in laws and regulations; increases in costs of operation; the availability to us of suitable vessels for acquisition or chartering-in on terms we deem favorable; our ability to attract and retain customers; and the risks described under "Risk Factors" or elsewhere in this Form 8-K or in other documents which we file with the Securities and Exchange Commission ("SEC"). In addition, this Form 8-K includes statistical data regarding the shipping industry. We generated some of this data internally, and some was obtained from independent industry publications and reports that we believe to be reliable sources. We have not independently verified the data nor sought the consent of any organizations to refer to their reports in this Form 8-K. We assume no obligation to update or revise any forward-looking statements. Forward-looking statements in this Form 8-K are qualified in their entirety by the cautionary statement contained in this paragraph and in other reports hereafter filed by us with the SEC.


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On March 31, 2008, we entered into a Share Exchange Agreement (the "Share Exchange Agreement") with Fountainhead Capital Partners Limited, an entity registered in Jersey (C.I.) ("FHCP"), Yongchen International Shipping Limited, a company incorporated in Hong Kong ("Yongchen"), Hengzhou International Shipping Limited, a company incorporated in Hong Kong ("Hengzhou"), Yongzheng International Marine Holdings Co., Ltd., a British Virgin Islands company ("Yongzheng"), and each of the other shareholders of Hengzhou (the "Other Shareholders"). Prior to the consummation of the transactions under the Share Exchange Agreement, FHCP owned 60,498 shares (approximately 56%) of our common stock, Yongchen was wholly-owned by Yongzheng, and Hengzhou was approximately 70%-owned by Yongzheng.

          Pursuant to the Share Exchange Agreement, Yongzheng transferred all of the issued and outstanding shares of Yongchen capital stock to us, and Yongzheng and the Other Shareholders transferred all of the issued and outstanding shares of Hengzhou capital stock to us, in exchange for 24,525,994 shares of our common stock (the "Share Exchange"). In addition, in consideration for services rendered including facilitating the Share Exchange, Yongzheng paid US$300,000 to FHCP, and directed our company to issue to FHCP 939,502 of the shares of common stock of our company otherwise issuable to Yongzheng in the Share Exchange. As a result of the Share Exchange, Yongchen and Hengzhou became our wholly-owned subsidiaries, and Yongzheng and the Other Shareholders acquired approximately 95% of our common stock.

          In connection with the Share Exchange Agreement, we also entered into an Investor Rights Agreement, dated as of March 31, 2008, with FHCP (the "Investor Rights Agreement") pursuant to which

          o we granted FHCP certain piggyback registration rights with respect to the 1,000,000 shares of our common stock owned by FHCP at the closing of the Share Exchange (the "Retained Shares");

          o we provided weighted average anti-dilution protection to FHCP with respect to the Retained Shares in the event that, during the two-year period following the Share Exchange, we issue (or are deemed to have issued) shares of our common stock (subject to certain exclusions) at a price that is less than $1.20 per share (as adjusted for stock splits, stock dividends and the like); and

          o we granted FHCP the right to put up to 250,000 of the Retained Shares to us at a price of $1.70 (as adjusted for stock splits, stock dividends and the like), exercisable during the 20-day period immediately following the third anniversary of the filing of this Form 8-K or the occurrence of certain events; provided that, subject to certain exceptions set forth in the agreement, the put right shall terminate if the average Fair Market Value per share of our common stock (as defined in the agreement) for any period of 30 consecutive days during the two-year period commencing on the first anniversary of the filing of this Form 8-K equals or exceeds $1.60 per share (as adjusted for stock splits, stock dividends, and the like).

          In addition, we entered into a Ship Contribution Agreement, dated March 31, 2008, with Hengzhou and Yongzheng International Shipping Limited ("YISL"), a wholly-owned subsidiary of Yongzheng, pursuant to which YISL will contribute the vessel "Rong Da" to Hengzhou in exchange for that number of shares of our common stock with a Fair Market Value (as defined in the agreement) equal to the vessel purchase price. We also entered into a Ship Contribution Agreement, dated March 31, 2008, with Hengzhou and Huisheng International Shipping Limited, a wholly-owned subsidiary of Yongzheng, pursuant to which Huisheng will contribute the vessel "Rong Sheng" to Hengzhou in exchange for that number of shares of our common stock with a Fair Market Value (as defined in the agreement) equal to the vessel purchase price. Under both agreements, the vessel purchase price equals the vessel's net realizable value as of the date the vessel is accepted for delivery by Hengzhou, as determined by an independent appraiser chosen by our non-employee directors (or as otherwise agreed after the closing of the Share Exchange by FHCP and us), or its total build cost, whichever is lower.

          A copy of the Share Exchange Agreement, the Investor Rights Agreement, and each Ship Contribution Agreement are incorporated herein by reference and are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Form 8-K. The description of the transactions contemplated by the Share Exchange Agreement and of our obligations under the Investor Rights Agreement and each Ship Contribution Agreement set forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.


ITEM 2.01 COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS

          Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

          Prior to the Share Exchange, we were a "public shell" company with nominal assets and minimal business operations. On February 11, 2008, we reincorporated in Delaware by merging with a wholly-owned Delaware subsidiary formed by us for such purpose. On March 31, 2008, we changed our name to

Sino Shipping Holdings Inc. by merging a wholly-owned subsidiary into our company. Since the closing of the Share Exchange, our operations consist of the business and operations of Yongchen and Hengzhou.

          As used in this Form 8-K, all references to the "company," "we," "our," "us" or similar terms refer to Sino Shipping Holdings Inc., including its predecessors and its subsidiaries, except where the context makes clear that the reference is only to Sino Shipping Holdings Inc.


ITEM 1.   BUSINESS.

OVERVIEW

          Through our two wholly-owned subsidiaries, Yongchen and Hengzhou, we provide maritime transportation services through the commercial operation of our fleet of owned and in-chartered vessels. We specialize in transporting minor bulk commodities, including log and forest products, iron and steel products, fertilizer, agricultural products, cement and palm oil, and basic chemical and petrochemical products in China and Southeast Asia. Presently, our revenues are derived substantially from the chartering of our owned and in-chartered vessels.

          Yongchen was incorporated in Hong Kong in September, 2005. Hengzhou was incorporated in Hong Kong in July, 2006. Prior to the Share Exchange, Yongchen was wholly-owned by Yongzheng, and Hengzhou was approximately 70%-owned by Yongzheng. Yongzheng is a maritime shipping company that has been expanding rapidly since its inception in 2003, and is presently operating a number of routes with service coverage between China and Japan, Korea, Southeast Asia and other international ports. During 2006, 2005, and 2004, Yongzheng's annual international seaborne trade volumes were 1.81 million tons, 2.24 million tons, and 1.6 million tons, respectively. Excluding our company, Yongzheng and its subsidiaries own eight vessels, four of which are under construction. In March, 2008, Yongzheng was named as one of "China's 10 Best Shipping Companies of 2007" by Shipping Online China, a leading Chinese e-commerce company that operates an online marketplace for international and domestic shipping and logistic companies.

OUR FLEET

          Our fleet consists of four shallow-draft bulk carriers and one oil/chemical tanker. We have entered into agreements to acquire two additional chemical tankers that currently are under construction.

   SHIP                      YEAR                                     IN-CHARTERED    DEADWEIGHT
   NAME        FLAG          BUILT          TYPE        OWNED BY          BY             TONS
---------------------------------------------------------------------------------------------------
Hui Ming      Sierra          1984         General          --        Yongchen(1)        7,500
              Leone                         cargo
Long Xin      Sierra          1984         General     Yongchen           --             7,500
              Leone                         cargo
Heng Shun     Panama          1981         Bulker           --        Yongchen(2)       44,363
Qiao Yin      Panama          1991         General     Yongchen           --             2,850
                                            cargo
Heng Zhou     Panama          2007         Chemical    Hengzhou           --             6,500
                                            tanker
Rong Sheng    Marshall        Under        Chemical    Hengzhou(3)        --            12,800
              Islands      construction     tanker
Rong Da       Hong Kong       Under        Chemical    Hengzhou(3)        --            12,800
                           Construction     tanker
---------------------------------------------------------------------------------------------------

(1) On January 1, 2008, Yongchen entered into a time charter contract with Huiming International Shipping Limited, a subsidiary of Yongzheng, to in-charter Hui Ming for a period of three years at a rate of US $6,000 per day.

(2) On January 4, 2008, Yongchen entered into a time charter contract with Yong Heng Shipping Limited to in-charter Heng Shun for a period of three years at a rate of US $28,000 per day.

(3) Hengzhou has entered into Ship Contribution Agreements pursuant to which it is acquiring Rong Sheng and Rong Da. See "Item 7. Certain Relationships and Related Transactions; Director Independence."

          Since many countries in the Asia Pacific region, including China, have shallow ports, the use of larger vessels in these countries is frequently limited. Many of these countries also lack adequate infrastructure for loading and discharging cargo. In addition, despite the availability of deep water ports in countries such as Japan, Taiwan and Korea, the high cost of inland transport and mountainous terrain often favor the use of shallow-draft ships which are able to make direct calls to smaller draft-restricted ports. Our shallow-draft vessels are designed with stanchions for the stowage of logs on deck, have cranes fitted on deck for the loading and discharging of cargo in ports which do not have suitable shore facilities, and can access draft-restricted ports which may be closed to other vessels. These features enhance the cargo carrying abilities of our vessels and allow them to call at most relevant ports throughout the Asia Pacific region.

FLEET MANAGEMENT

          Ship owning activities entail three separate functions: (i) the overall strategic management function, which is that of an investment manager and includes the selection, purchase, financing and sale of vessels and the overall supervision of both chartering and vessel technical management; (ii) the technical management function, which encompasses the day to day operation, physical maintenance and crewing of the vessels; and (iii) the commercial management function, which involves obtaining employment for the vessels and managing relations with the charterer.

          Our management team exercises direct control over our overall strategic management and commercial management functions, but may, on a case-by-case basis, engage the services of independent brokers in order to obtain employment for our vessels and to manage its relations with our charterers.

          The technical management function for our-owned vessels is subcontracted out to a ship manager. Prior to 2008, Shanghai Yongzheng Marine Co., Ltd, a subsidiary of Yongzheng, provided such services. See "Item 7. Certain Relationships and Related Transactions, and Director Independence." Since January 1, 2008, we have subcontracted such services to an unrelated third party, Rongda International Shipping Management Co., Ltd. The technical management agreement with Rongda is a "cost-plus" contract under which we reimburse all costs incurred by Rongda for the operation of our vessels and Rongda is paid a fixed management fee. We exercise regular controls over Rongda to ensure that the vessels are properly maintained. We may, in the future, use other ship managers if the price and service are more favorable.

OUR BUSINESS

          Our transportation services are generally provided under two basic types of contractual relationships: time charters and voyage charters.

          A time charter involves the hiring of a vessel from its owner for a period of time pursuant to a contract under which the vessel owner places its ship (including its crew and equipment) at the service of the charterer. Under a typical time charter, the charterer periodically pays us a fixed daily charter hire rate and bears all voyage expenses, including the cost of fuel as well as port and canal charges. Subject to certain restrictions imposed by us in the charter contract, the charterer determines the type and quantity of cargo to be carried and the ports of loading and discharging. The technical operation and navigation of the vessel at all times remain our responsibility, including vessel operating expenses, such as the cost of crewing, insuring, repairing and maintaining the vessel, costs of spare parts and supplies, tonnage taxes and other miscellaneous expenses.

          Under a voyage charter, the owner of a vessel provides the vessel for the transport of goods between specific ports in return for the payment of an agreed-upon freight per ton of cargo or, alternatively, a specified total amount. The shipowner is responsible for paying both operating costs and voyage costs, and the charterer is typically responsible for any delay at the loading or discharging ports. A single voyage charter is often referred to as a "spot market" charter, which generally lasts from two to ten weeks. Operating vessels in the spot market may afford greater speculative opportunity to capitalize on fluctuations in the spot market -- when vessel demand is high we earn higher rates, but when demand is low our rates are lower and potentially insufficient to cover costs. Spot market rates are volatile and are affected by world economics, international events, weather conditions, strikes, governmental policies, supply and demand, and other factors beyond our control. If the markets are especially weak for protracted periods, there is a risk that vessels in the spot market may spend time idle waiting for business, or may have to be "laid up".

          The following table sets forth the type of charters for each of our vessels, and set forth below the table are operational flow diagrams for each of our vessels.

                    TYPE OF                                             EXPIRATION OF TIME        DAILY TIME CHARTER
 SHIP NAME          CHARTER                   CHARTERER                      CHARTER                  HIRE RATE
--------------------------------------------------------------------------------------------------------------------
Qiao Yin         Time               Zhejiang Jiao Long Sea            July, 2010                 $2,200
                                    Construction Co., Ltd
Long Xin         Voyage             Various customers*                n/a                        n/a
Hui Ming         Voyage             Various customers                 n/a                        n/a
Heng Shun        Voyage             Various customers                 n/a                        n/a
Heng Zhou        Time               PESCO Oil Storage Corporation     December, 2012             $7,500
--------------------------------------------------------------------------------------------------------------------

* Prior to 2008, Yongchen consigned Long Xin to Shanghai Yongzheng Marine Co., Ltd., a subsidiary of Yongzheng, which in turn voyage-chartered Long Xin to the various charterers. See "Item 7. Certain Relationships and Related Transactions, and Director Independence." Since January 1, 2008, Yongchen consigned Long Xin to our technical manager, Rongda International Shipping Management Co., Ltd., which in turn is seeking charterers for Long Xin.

QIAO YIN

 ---------------------------------
 | Rongda International Shipping |
 | Management Co., Ltd.          |
 ---------------------------------
         |           ^
         |           |
         |           |
   Provide ship     Pay
    management   management
     services       fee
         |           |
         |           |
         v           |
       ----------------
       |              |                               --------------------------
       |   Yongchen   |  Time charter mv QIAO YIN     | Zhejian Jiao Long Sea  |
       |              | ----------------------------> | Construction Co., Ltd. |
       ----------------                               --------------------------
              ^                                                    |
              |                                                    |
              |                                                    |
              -------------------- Pay charter ---------------------



LONG XIN
                                                          -------------
                                                          |           |
              ----------------- Pay charter --------------| Customers |
              |                                           |           |
              |                                           -------------
              |                                                 ^
              |                                                 |
              |                                                 |
              |                                            -----------
              |                                            | Voyage  |
              |                                            | charter |
              |                                            -----------
              |                                                 |
              v                                                 |
       ----------------                            ----------------------------
       |              |                            | Rongda International     |
       |   Yongchen   |  Consign nv LONG XIN       | Shipping Management Co., |
       |              | -------------------------->| Ltd.                     |
       ----------------                            ----------------------------
         ^         |                                  ^        |
         |         |                                  |        |
         |         |                                  |        |
         |         |                                  |        |
         |         -------- Pay management fee --------        |
         |                                                     |
         |                                                     |
         ---------- Provide ship management services ----------



HUI MING AND HENG SHUN

  -------------------------
  | Huiming International |------------------
  | Shipping Limited      | Time charter mv |
  ------------------------- HUI MING        |
            ^              ------------------
            |                               |
            |                               |
            |                               |
            |                               V
            |                        ---------------
            |                        |             |  ------------------------------     -------------
            ---------  Pay  -------- |   Yongchen  |  | Voyage charter mv HUI MING |---->| Customers |
                     charter         |             |  | and mv HENG SHUN           |     -------------
            ---------       -------- ---------------  ------------------------------           |
            |                              ^   ^                                               |
            |                              |   |                                               |
            |                              |   |                                               |
            |                              |   |                                               |
            v                              |   |                                               |
  ------------------------                 |   |                                               |
  | Young Heng Shipping  |------------------   |                                               |
  | Limited              | Time charter mv |   |                                               |
  ------------------------ HENG SHUN       |   |----------------- Pay charter -----------------
                          ------------------

HENG ZHOU


  ---------------------------------
  | Rongda International Shipping |
  | Management Co., Ltd.          |
  ---------------------------------
         |               ^
         |               |
         |               |
         |               |
    Provide ship        Pay
     management      management
      service           fee
         |               |
         |               |
         |               |
         v               |
   ----------------------------                              ---------------------
   |                          |                              |                   |
   |         Hengzhou         | Time charter mv HENG ZHOU    | PESCO Oil Storage |
   |                          |----------------------------->|                   |
   ----------------------------                              ---------------------
                ^                                                       |
                |                                                       |
                |                                                       |
                |                                                       |
                ---------------------- Pay charter ----------------------


INDUSTRY AND MARKET

          The shipping industry is subject to cyclical fluctuations and volatility in charter rates, profitability, and vessel values based on changes in shipping capacity supply and demand. The demand for ships is influenced by many factors, including global and regional economic conditions, developments in international trade, changes in seaborne and other transportation patterns, weather patterns, crop yields, armed conflicts, port congestion, canal closures, political developments, embargoes and strikes. It also is influenced by the demand for consumer goods and perishable foodstuffs, dry bulk commodities, crude oil and oil products which, in turn, is affected by many factors, including general economic conditions, commodity prices, environmental concerns, weather, and competition from alternative fuels. The supply of shipping capacity is a function of the delivery of new vessels and the number of older vessels scrapped, converted to other uses, reactivated or lost. Such supply may be affected by regulation of maritime transportation practices by governmental and international authorities. All of these factors which affect vessel capacity supply and demand are beyond our control. In addition, the nature, timing and degree of changes in the shipping markets in which we operate, as well as future charter rates and values of our vessels, are not readily predictable.

          DRY BULK CARGO MARKET. Maritime transportation is fundamental to international trade, being the only practicable and cost-effective means of transporting large volumes of many essential commodities and finished goods. In 2003, total world seaborne trade amounted to 6.1 billion tons, of which dry bulk cargoes (i.e., non-liquid commodities that are transported unpackaged in large quantities) amounted to 2.2 billion tons. Dry bulk cargoes are widely used by various industries such as manufacturing and construction, and are divided into major bulk commodities and minor bulk commodities. Major bulk commodities include, for example, iron ore, coal and grain. Minor bulk commodities include, for example, forest products, iron and steel products, fertilizers, agricultural products, ores, minerals and coke, bauxite and alumina, cement, other construction materials and salt. In 2006, total seaborne dry bulk cargo trade reached 2.66 billion tons, representing a 4% increase over 2005.

          Globally, there were approximately 6,500 dry bulk cargo carriers with
381.86 million deadweight tons ("DWT") in 2007, representing a 4.48% increase in the number of carriers over 2006. In 2007, approximately 110 dry bulk cargo carriers with 4.82 million DWT's were dismantled, representing an 82.6% increase in the amount of dismantled tonnage over 2006. Flex vessels accounted for 2.06 million of the dismantled DWT's, far exceeding the DWT's brought into the market by the delivery of new flex vessels. Flex vessels are dry bulk vessels that typically hold less than 40,000 DWT's, are equipped with cargo gear such as cranes, and carry minor bulk cargoes. They are well-suited for transporting cargoes to ports that may have draft restrictions or are not equipped with gear for loading or discharging cargo. The decrease in available DWT's in the flex vessel market caused flex vessel charter rates to significantly increase in the second half of 2007.

          IMPORTANCE OF CHINA. China's increasing role in international trade and its now significant role in the dry bulk commodity transportation market have been fueled by China's strong economic growth. According to the National Bureau of Statistic of China, China's nominal GDP has grown from RMB7.83 trillion in 1998 to RMB24.66 trillion in 2007, representing growth exceeding 11% per annum. China's economic expansion has led to significant growth of import and export volumes. According to statistical information released by the General Administration of Customs of the People's Republic of China, in 2007 China's total import and export trade was US$2.17 trillion (representing a 23.5% increase over 2006), US$1.21 trillion of which was attributable to export trade (representing a 25.7% increase over 2006) and US$960 billion of which was attributable to import trade (representing a 20.8% increase over 2006). In addition, in each year from 2004 through 2007, China's ports have had the highest total annual throughput worldwide.

          According to data provided by the Shanghai Shipping Exchange, an exchange jointly founded by the Ministry of Communications of the People's Republic of China and the Shanghai Municipal People's Government, from 2000 to 2005 total world crude steel production increased by 258 million tons, 221 million tons of which was attributable to China. In 2006, China's total steel production reached 423 million tons, representing a 75 million ton increase over 2005. In 2006, China's steel exports amounted to 27 million tons, representing a 36% increase over 2005. Since 2005, China has become the largest steel exporting country in the world, and also has become the world largest wood furniture exporter.

          China's imports are mostly concentrated in bulk commodities and energy sources. China has been a coal import-only country since 2005, and each year China imports over 200 million cubic meters of timber. We believe China's demand for bulk commodities to support its growing economy is likely to continue as the population shifts from rural to urban areas necessitating construction, as per capita penetration rates of consumer durables, such as automotives and appliances, increase towards ratios exhibited in Europe and North America, and as preparations for the 2008 Beijing Olympics and World Expo 2010 in Shanghai accelerate.

          CONTINUOUS GROWTH IN TRADE BETWEEN CHINA AND THE MEMBER COUNTRIES OF THE ASSOCIATION OF SOUTHEAST ASIAN NATIONS (ASEAN). In November 2002, China and ASEAN leaders signed the China and ASEAN Framework Agreement on Comprehensive Economic Cooperation, and announced that the China and ASEAN Free Trade Area
(FTA) would be completed by 2010. Upon completion, the FTA is expected to become the world's third largest free trade zone (in terms of trade volume) behind the European Union and the North American Free Trade Area.

          For each year since the FTA announcement, import and export trade volume between China and ASEAN countries has grown at a rate of over 20%. According to the Ministry of Commerce of China, trade volume between China and ASEAN countries reached US$160.84 billion in 2006, up 23.4% from 2005, and reached US$109.77 billion for the first six months of 2007, up 27.5% compared with the same period of 2006. In 2008, trade volume between the countries is expected to exceed US$200 billion. Exports from China to ASEAN countries reached US$71.31 billion in 2006, up 28.8% from 2005, and imports to China from ASEAN countries amounted to US$58.77 billion in 2006, up 22.4% from 2005. ASEAN countries, as a group, have become the 4th largest trading partner of China. We expect demand for general cargo maritime transportation to continue to increase as trade between China and ASEAN countries continues to grow.

          INCREASING MARKET DEMAND FROM PALM OIL INDUSTRY IN SOUTHEAST ASIA. Global edible oil material markets are mainly comprised of soybean, palm, sunflower seed and rapeseed oils, among which palm oil has experienced a significant increase in market share during the past ten years. Since 1998, the total global output of palm oil has increased rapidly and, by the end of 2006, annual global palm oil production exceeded 35 million tons. Worldwide, there are approximately 20 countries that produce palm oil, with Malaysia and Indonesia accounting for approximately 88% of total annual global output.

          Transportation of edible oil requires a vessel with a high degree of cabin cleanliness, such as those offered by IMO type II tankers. An IMO tanker is one that is designed and constructed in accordance with the International Maritime Organization's ("IMO") International Code for the Construction and Equipment of Ships Carrying Dangerous Chemicals in Bulks. An IMO type II tanker is a chemical tanker that offers a significant degree of containment to prevent an escape of the vessel's cargo, whereas IMO type I tankers and IMO type III tankers offer maximum and moderate degrees of containment, respectively. Since 2006, available IMO type II shipping tonnage in the Southeast Asian region has not kept pace with the rapid increase in palm oil trade in that region. The insufficiency, coupled with the gradual elimination of IMO type III single-hull vessels from the market, has resulted in a shortage of edible oil shipping tonnage capacity and, we believe, has created a tremendous market opportunity for maritime shippers with IMO type II tankers in their fleet. Heng Zhou, Rong Da and Rong Sheng are IMO type II tankers.

          INCREASING DEMAND FROM PETROCHEMICAL INDUSTRY. According to the Oil & Gas Journal (January, 2006), since 2003, production of major petrochemical products has been shifting from the United States and western Europe to the Asia Pacific region, Middle East, Latin America and eastern Europe. Indeed, excess production capacity in Asia, especially in China, has caused a supply/demand imbalance in the Asian petrochemical market which we expect to widen in the years ahead. We believe the imbalance has accelerated China's export of such excess supply to the Far East, generating huge market potential for those in the maritime shipping industry servicing the shipping routes from China to the Far East. Moreover, because petrochemical products typically ship in units weighing approximately 8,000 DWT, we believe 10,000 DWT chemical tankers such as those in our fleet are most suitable for the maritime transportation of the petrochemical products.

          MARKET OPPORTUNITIES IN LIQUEFIED NATURAL GAS (LNG) TRANSPORTATION. According to the China Society and Science Institution, more than 270 of China's cities will be equipped with natural gas systems by 2010, up from approximately 60 cities today, and by the middle of this century, more than 65% of China's cities will be equipped with natural gas systems. It also predicts that over the next 15 years, China's demand for natural gas will increase at an average annual rate of 11% to 13%, and the estimated demand for gas in 2010 will reach 100 billion cubic meters, only 80 billion of which can be supplied domestically. Presumably this demand gap of more than 20 billion cubic meters would be met through imports from other countries such as Australia, Indonesia, Iran and Saudi Arabia. Maritime shipping is a primary means for transporting LNG.

OUR COMPETITIVE STRENGTHS

          EXPERIENCED MANAGEMENT TEAM. We are led by a team of senior managers and industry professionals with extensive experience in maritime shipping in the Asia Pacific market, including experience in market analysis, chartering, vessel operations, technical management and crewing, safety and quality management, vessel sale and purchase, shipbuilding and repair, vessel finance and insurance.

          STRONG CUSTOMER RELATIONSHIPS AND A REPUTATION FOR HIGH QUALITY SERVICE. We believe that we have developed a reputation as a reliable provider of ships and comprehensive services. Our professionals often work directly with shippers of commodity products to develop tailored solutions for their transportation needs. Our goal is to enable our customers to make their sales decisions with a certainty that we can fulfill their maritime transportation needs rapidly and reliably. We believe that our on-going commitment to providing this level of service and availability is an important factor in developing and maintaining strong relationships with our customers, and that these relationships place us in a favorable position to obtain high levels of repeat business as well as early access to information concerning our customers' future vessel needs.

          STRONG RELATIONSHIPS WITH SERVICE PROVIDERS AND SUPPLIERS. We believe we have strong relationships with most of our major suppliers, including our technical management company, insurance providers and shipbuilders. We work with our technical management company to obtain crew who are experienced in the operation and maintenance of vessels in international trades. Many of the crew used by us have worked on our vessels for a number of years. This is particularly important to our company and our customers since we each depend on the efficient operation of our vessels and the effective management of the broad spectrum of requirements in the numerous load and discharge ports, such as hold cleaning, inspections and crane surveys.


OUR STRATEGY

          We intend to deliver sustainable growth and long-term stockholder value by leveraging our competitive strengths through the following strategies:

          FOCUS ON ROUTES BETWEEN CHINA AND ASEAN COUNTRIES BY SETTING UP OFFICES IN MAJOR PORT CITIES AND PROVIDING VALUE ADDED SERVICES. We intend to set up offices in major port cities in Southeast Asia to strengthen our connection with local consignors, shipping forwarders, importers and exporters, and to develop new routes between China and ASEAN countries. We also plan to provide value-added services, such as floating crane carrier service in some Southeast Asia ports, which can lower the cost of loading and discharging and enhance our competitive advantage in the region.

          ENHANCE OUR COMPREHENSIVE CUSTOMER SERVICE OFFERING. We intend to further develop the breadth and flexibility of our services to meet our customers' transport needs. Working closely with our customers, we will seek to become an increasingly important component in their overall freight and logistics activities. Our objective is to have suitable tonnage readily available to service their maritime cargo business whenever they require such tonnage. To achieve this, we believe we need to maintain a significant fleet of modern vessels that provide the service and operational flexibility that our customers require. We also intend to offer our customers increasing ability to manage their overall freight needs and their exposure to changes in freight rates by remaining flexible over the size of the cargo we are willing to take and the periods for which we are willing to charter ships in and out.

          DEVELOP AND BROADEN OUR CUSTOMER BASE. To date, we have been successful in attracting high quality customers. We are handling an increasing amount of their cargo business as demand for bulk commodities expands, and we intend to achieve further penetration of our customer base as their cargo transportation needs to grow. Additionally, we believe that our on-going commitment to providing high quality services should allow us to expand our customer base. We believe this will give us greater access to premium cargo trades, back-haul cargoes, and repeat business.

          EXPAND OUR FLEET TO MEET GROWING CUSTOMER DEMAND. We are strategically committed to the expansion of our fleet to meet the growing needs of our existing and potential new customers. Through active tonnage procurement programs, including new vessel purchases, secondhand acquisitions and disposals, and chartering in and out vessels, we intend to maintain an appropriate balance between (i) the expected demand for our services, opportunities in the market, and managing seasonal fluctuations in charter rates and the industry's inherent cyclicality, and (ii) the size and profile of our fleet. We intend to focus on maintaining a fleet of modern, shallow-draft, well-designed vessels since we believe that such vessels are best-suited to our customers' requirements, provide operational efficiencies, and should place us in a favorable position to obtain competitive charter rates for a high percentage of our vessels and to benefit from increases in vessel resale values.

          INCREASE PRIMARY TRADES AND BACK-HAUL CARGOES. We intend to continue to expand our activities in, and market share of, front-haul trades that pay premium rates. We also expect to secure a growing volume of back-haul cargoes which should enable us to improve our capacity utilization.


CUSTOMERS

          Our customers currently include large Asian companies such as Anshun Shipping Enterprises Group (a steel transportation service provider in China), Jiangsu Happy Group Co., Ltd. (a professional timber processing enterprise in China), China National Electric Import & Export Co., Ltd. (a professional foreign trade company owned by the Chinese government), Rimbunan Hiju Group of Companies (a leading Malaysian industrial wood processor), Zhejiang Jiao Long Sea Construction Co., Ltd., and PESCO Oil Storage Corporation. Our assessment of a charterer's financial condition and reliability is an important factor in negotiating employment for our vessels. We expect to charter our vessels to major trading houses (including commodities traders), publicly traded companies, reputable vessel owners and operators, major producers and government-owned entities rather than to more speculative or undercapitalized entities. We evaluate the counterparty risk of potential charterers based on our management's experience in the shipping. In 2007, three customers each individually accounted for more than 10% of our revenue.


EMPLOYEES

          As of March 31, 2008, we have 15 staff employees and six senior management officers. None of our employees is represented by a union. We believe our relations with our employees are good.

          We obtain crew for each of our vessels from our shipping management company. Crew members are not employees of our company. The number of crew currently working on each of our owned or in-chartered vessels are as follows:

          VESSEL NAME                            NUMBER OF CREW
          -----------                            --------------
          Qiao Yin                                     18
          Long Xin                                     22
          Hui Ming                                     22
          Heng Shun                                    28
          Heng Zhou                                    20


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

INTELLECTUAL PROPERTY

          We do not have any patents, licenses or trademarks on which our business is substantially dependent.


COMPETITION

          The international shipping industry is highly competitive and fragmented with many market participants. Competition varies primarily according to the kind of commodity being shipped and the nature of the contractual relationship.

          We primarily compete with privately-owned fleets of dry bulk vessels. In 2007, there were approximately 6,500 drybulk carriers aggregating approximately 380 million DWT, and ownership of these vessels was divided among approximately 1,400 mainly private independent dry bulk vessel owners with no one shipping group owning or controlling more than 5% of the world dry bulk fleet.

          We compete for voyage charters on the basis of price as well as vessel location, size, age and condition and our reputation as an owner and operator. Similarly, the time charter market is price sensitive and depends on our ability to demonstrate the high quality of our vessels and operations to chartering customers. However, because of the longer term commitment, customers entering time charters typically are more concerned than spot charterers about the environmental and operational risks associated with older vessels. Consequently, owners of large modern fleets have gained a competitive advantage over owners of older fleets, particularly in the time charter market.

INDUSTRY REGULATIONS

          Our business is materially affected by government regulation in the form of international conventions, national, state and local laws and regulations, and laws and regulations of the flag nations of our vessels, including laws relating to the discharge of materials into the environment, and laws that require us to maintain operating standards for all of our vessels that emphasize operational safety, quality maintenance, and continuous training of our officers and crews. Because such conventions, laws and regulations are often revised, we are unable to predict the ultimate costs of complying with such conventions, laws and regulations. Under certain regulations, a vessel owner may be liable for property and environmental damages, and all of its assets could be subject to claim for such damages. Moreover, in certain jurisdictions, under the "sister ship" doctrine, all of the affiliates in a fleet of ships may be liable for damages caused by, or debts incurred with respect to, a ship owned by one affiliate, and the ships and other assets of all the affiliates may be subject to attachments.

          In addition, a variety of government and private entities subject our vessels to both scheduled and unscheduled inspections. These entities include the local port authorities, classification societies, flag state administrations (country of registry) and charterers, particularly terminal operators. Certain of these entities require us to obtain permits, licenses and certificates for the operation of our vessels. Failure to maintain necessary permits or approvals could require us to incur substantial costs or to temporarily suspend the operation of one or more of our vessels.

          Some countries have laws or practices which restrict the carriage of cargoes depending upon the nationality of a vessel or its crew or the origin or destination of the vessel, as well as other considerations relating to particular national interests. We cannot predict the effect that such laws or practices may have on our ability to obtain cargoes.

          INTERNATIONAL MARITIME ORGANIZATION (IMO) REGULATIONS. The International Maritime Organization, or IMO, has negotiated international conventions that impose liability for oil pollution in international waters and in a signatory's territorial waters. The IMO adopted Annex VI to the International Convention for the Prevention of Pollution from Ships to address air pollution from ships. Annex VI set limits on sulfur oxide and nitrogen oxide emissions from ship exhausts, and prohibits deliberate emissions of ozone depleting substances such as chlorofluorocarbons. Annex VI also includes a global cap on the sulfur content of fuel oil, and allows for special areas to be established with more stringent controls on sulfur emissions. We believe our vessels are in compliance with Annex VI.

          The operation of our vessels also is affected by the requirements set forth in the IMO's Management Code for the Safe Operation of Ships and Pollution Prevention (the "ISM Code"). The ISM Code requires ship owners to develop and maintain an extensive "Safety Management System" that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. The failure of a ship owner to comply with the ISM Code may subject such owner to increased liability, may decrease available insurance coverage for the affected vessels, and may result in a denial of access to, or detention in, certain ports. All of the vessels in our operating fleet are ISM Code-certified.

          Other rules, international conventions and regulations adopted by the IMO include:

          o INTERNATIONAL CONVENTION FOR THE SAFETY OF LIFE AT SEA (as amended by the INTERNATIONAL SHIP AND PORT FACILITIES SECURITY
               CODE), which prescribes a series of regulations meant to detect security threats and protect the safety of a vessel and its crew; and

          o INTERNATIONAL CONVENTION ON STANDARDS OF TRAINING, CERTIFICATION AND WATCHKEEPING FOR SEAFARERS, which prescribes a series of regulations pursuant to which seafarers of all ranks must be trained and certificated in order to be able to carry out their respective duties on board vessels.

          We have developed policies and procedures intended to ensure our compliance with these laws, regulations and rules, and we believe that all of our vessels are in compliance.

          INSPECTION BY CLASSIFICATION SOCIETIES. Every seagoing merchant vessel must be "classed" by a classification society. The classification society certifies that the vessel is "in class," signifying that the vessel has been built and is being maintained in accordance with the rules of the classification society, and complies with applicable rules and regulations of the vessel's country of registry and the international conventions of which that country is a member. In addition, where inspections are required by international conventions and corresponding laws and ordinances of a flag state, the classification society will conduct such inspections on application or by official order, acting on behalf of the authorities concerned. The classification society, on request, also may undertake such other inspections that are required by regulations and requirements of the flag state. These inspections are subject to agreements made between the vessel's classification society and the flag state concerned.

          For maintenance of the class, regular inspections are required to be performed as follows:

          o ANNUAL SURVEYS: For seagoing ships, annual inspections are conducted for the hull and the machinery, including the electrical plant, safety equipment, communication equipment and any special equipment classed, at intervals of approximately 12 months from the date of commencement of the class period indicated in the certificate.

          o INTERMEDIATE SURVEYS: Intermediate inspections (which are more extensive than annual inspections) of the vessels' structure and equipment are conducted in conjunction with the second or third annual inspection.

          o CLASS RENEWAL SURVEYS: Class renewal surveys, also known as special surveys, are carried out for the ship's hull and the machinery, including the electrical plant, safety equipment, communications equipment and for any special equipment classed, at five-year intervals from the vessel's certification. At the special inspection, a thorough examination of the vessel is conducted, including ultrasonic gauging to determine the thickness of the steel structures. If the thickness fails to meet class requirements, the classification society will prescribe steel renewals. Substantial amounts of money may have to be spent for steel renewals to pass a special inspection if the vessel has suffered excessive wear and tear.

          o CONTINUOUS SURVEYS: On application by a ship owner, the inspections required for class renewal may be split according to an agreed schedule to be carried out over the entire period of the class certificate. It is common for this process to be applied to the vessel's machinery, known as a continuous machinery inspection. All areas subject to inspection as defined by the classification society are required to be inspected at least once per five-year class period, unless shorter intervals between inspections are prescribed. All of the vessels within our fleet undergo continuous machinery inspections.

          o DOCKING SURVEYS: Vessels also are required to be dry-docked twice within the five-year inspection cycle, with a maximum of 36 months between inspections, for inspection of the underwater parts and for repairs related to inspections. An in-water inspection may be permitted in lieu of a dry-docking for the intermediate inspection, although the vessel must carry out a dry-docking in conjunction with a class renewal inspection.

          If any defects are found by the classification inspector during any inspection of a ship, the inspector may require an immediate repair to be carried out. If, however, the inspector considers it safe for the vessel to continue in service without an immediate repair, the inspector will issue a condition of class which will require the defect to be rectified by the ship owner within prescribed time limits. Any conditions of class must be repaired at the time of the class renewal inspection.

          All of our vessels are certified as being "in class" by Bureau Veritas International Register, International Register of Shipping, and Isthmus Bureau of Shipping, each of which are members of the International Association of Classification Societies.

INSURANCE

          Our business is subject to normal hazards associated with owning and operating vessels in international trade. The operation of ocean going vessels carries an inherent risk of catastrophic marine disaster, including oil spills and other environmental accidents, property loss or damage, cargo loss or damage, and business interruption due to mechanical failures, adverse weather conditions, human error, political action, hostilities, piracy, labor strikes, and other circumstances or events. Not all risks can be insured against, and our policies have certain deductibles for which we are responsible. We also cannot assure that any specific claim will be paid. We believe, however, that our current insurance coverage is adequate to protect us against normal accident-related risks involved in the conduct of our business. Our principal insurance policies include:

          o HULL AND MACHINERY INSURANCE. This insurance includes coverage for damage to a vessel's hull and machinery in a collision or from basic perils of the sea. Our coverage includes the risk of actual or constructive total loss for our owned fleet. Each vessel is insured for at least its fair market value, with a deductible that, depending on the vessel, is either a fixed amount or the greater of a fixed amount or a percentage of the actual loss incurred. The respective owners of the other vessels that we charter-in are responsible for maintaining insurance on those vessels. We do not maintain time charter liability insurance.

          o PROTECTION AND INDEMNITY ("P&I") INSURANCE. P&I insurance includes coverage for oil pollution, damage to docks and other installations, and coverage against third-party liabilities encountered in our commercial operations (include loss or damage of goods). It also includes coverage for the death, injury or illness of our crew, and for the costs of towage, salvage and other fees (include debris removal). Our P&I insurance is provided by mutual marine insurance associations or "P&I Clubs." P&I Clubs are formed by shipowners to provide protection from large financial losses to one member by contribution towards the loss by all members. We are subject to potential additional premiums for prior years due to funding requirements and coverage shortfalls of the P&I Clubs in the event claims exceed available funds and reserves. We also are subject to future premium increases based on prior year underwriting loss experience. Currently, insurance on our owned fleet includes coverage for pollution claims, death, injury or illness of crew, and cargo damage, all of which is subject to coverage limits and deductibles.


                       WHERE YOU CAN FIND MORE INFORMATION

          Because we are subject to the informational requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference room located at 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC's EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.


ITEM 1A.  RISK FACTORS

          The following risk factors and other information included in this Form 8-K should be carefully considered. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of these risks occur, our business, financial condition, operating results and cash flows could be materially adversely affected and the trading price of our common stock could decline.

RISK FACTORS RELATING TO THE SHIPPING INDUSTRY

          COSTS AND REVENUES IN THE SHIPPING INDUSTRY ARE VOLATILE. The shipping industry historically has experienced volatility in freight rates, the cost of fuel oil, the cost and availability of crew, port charges, currency exchange rates, and vessel charter rates and values due to, among other things, changes in the level and pattern of global economic activity and the highly competitive nature of the world shipping industry. Changes to marine regulatory regimes in the ports at which our vessels call also may cause our costs to fluctuate.

          Our revenue is influenced by a number of factors that are difficult to predict, including global and regional economic conditions, developments in international trade, changes in seaborne and other transportation patterns, weather patterns, port congestion, canal closures, political developments, armed conflicts, acts of terrorism, embargoes, and strikes. Demand for our transportation services is influenced by the demand for the goods we ship, including iron and steel products, agricultural products, and log and forest products, which in turn is affected by general economic conditions, commodity prices and competition. A decrease in demand for these products could adversely affect our results of operations.

          Our revenue also is influenced by fluctuations in shipping capacity. The supply of shipping capacity is a function of the size of the existing global fleet, its operational efficiency, the impact of port congestion, the delivery of new vessels and the number of older vessels scrapped, in lay-up, converted to other uses, deactivated or lost. The factors influencing the supply of vessel capacity are outside our control, and a significant increase in such supply could have a material adverse effect on our business, financial position and results of operations.

          OUR BUSINESS DEPENDS TO A SIGNIFICANT DEGREE ON THE STABILITY AND CONTINUED GROWTH OF THE ASIAN ECONOMIES. The strength of the shipping industry in the past several years was attributable, to a significant degree, to the rapid growth of the Chinese economy. Economic growth in China has caused unprecedented demand for raw materials and other products that are transported by ocean freight. The growth of the Chinese economy has stimulated growth in other Asian economies as well. Any pronounced slowdown or decline in the Chinese economy could be expected to have significant adverse effects on the economies of other Asian countries and on the demand for our services, and could be expected to result in declines in freight rates and on the value of our vessels. We expect that a significant decline in the Asian economies would have a material adverse effect on our results of operations.

          HIGH OR VOLATILE OIL PRICES COULD ADVERSELY AFFECT THE GLOBAL ECONOMY AND OUR RESULTS OF OPERATIONS. If oil prices remain high for an extended period of time, or experience prolonged volatility, the global economy could weaken significantly. Global recession or depression would significantly reduce the demand for ocean freight while our fuel costs would be increasing. A significant reduction in the demand for ocean freight would have a material adverse impact on our results of operations and financial condition. In addition, our results of operations would be adversely affected if we were unable to pass increased fuel costs on to our customers.

          WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY. We employ our vessels in highly competitive markets that are capital-intensive and highly fragmented. Competition arises primarily from other vessel owners, many of whom have substantially greater financial and other resources than us. Competition for the transportation of cargo by sea is intense and depends on numerous factors including price, location, size, age, and condition of the vessel and the acceptability of the vessel and its operators. Due, in part, to the highly fragmented market, competitors with greater resources could enter our market and operate larger fleets through consolidation or acquisitions, and may be able to offer lower rates and higher quality vessels than we are able to offer. If we are unable to compete successfully, it would have a material adverse effect on our business, financial position and results of operations.

          WE OPERATE IN A HIGHLY-REGULATED INDUSTRY. Our business is materially affected by government regulation in the form of international conventions, national, state and local laws and regulations, and laws and regulations of the flag nations of our vessels, including laws relating to the discharge of materials into the environment, and laws that require us to maintain operating standards for all of our vessels that emphasize operational safety, quality maintenance, continuous training of our officers and crews. Complying with these laws, conventions, and regulations may entail significant expenses, including expenses for ship modifications, special surveys, and new equipment, and expenses in meeting maintenance and inspection requirements, in changing operating procedures, in developing contingency arrangements for potential contamination by vessels, and in obtaining insurance coverage. In addition, pursuant to such laws, governmental and other agencies may mandate that we obtain permits, licenses and certificates in connection with our operations. Some countries in which we operate have laws that restrict the carriage of cargoes depending on the registry of a vessel, the nationality of its crew and prior and future ports of call, as well as other considerations relating to particular national interest. Port authorities in various jurisdictions may demand that repairs be made before allowing a vessel to sail, even though the vessel may be certified as "in class" and in compliance with all relevant maritime conventions. Additional laws and regulations may be adopted which could limit our ability to do business and which could have a material adverse effect on our business, financial position and results of operations. Our failure to comply with applicable laws, ordinances and regulations may subject us to increased liability, may invalidate existing insurance coverage or decrease available insurance coverage for the affected vessels, and may result in a denial of access to, or detention in, certain ports, all of which could materially adversely affect our results of operations and liquidity.

          In certain countries where we operate, we are subject to various federal, state or local environmental laws, ordinances and regulations that impose obligations to clean up environmental contamination resulting from a discharge of oil or hazardous substances, such as a discharge of fuel. We also may be held liable to a governmental entity or to third parties in connection with such contamination. Liability under certain of these laws has been interpreted to be strict, joint and several, and subject to very limited statutory defenses. The costs of investigation, remediation or removal of such substances and damages resulting from such releases could be substantial and could adversely affect our results of operations.

          RISK ASSOCIATED WITH THE SHIPPING INDUSTRY COULD AFFECT OUR BUSINESS AND REPUTATION, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND STOCK PRICE. The involvement of our vessels in a marine disaster or environmental mishap could harm our reputation as a safe and reliable vessel owner and operator, and could have a material adverse effect on our financial condition and results of operations and adversely affect our stock price.

          MARINE CLAIMANTS COULD ARREST OUR VESSELS, WHICH COULD INTERRUPT OUR CASH FLOW. Under general maritime law in many jurisdictions, crew members, tort claimants, claimants for breach of certain maritime contracts, vessel mortgagors, suppliers of fuel, materials, goods and services to a vessel, and shippers and consignees of cargo may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many circumstances, a maritime lien holder may bring an action to enforce its lien by "arresting" a vessel and commencing foreclosure proceedings. In some jurisdictions, under the "sister ship" theory of liability, a claimant may arrest the vessel subject to the claimant's maritime lien as well as any "associated" vessel owned or controlled by the legal or beneficial owner of that vessel. The arrest of one or more of our vessels could result in a loss of our cash flow or require us to pay substantial amounts to have the arrest lifted, and could adversely affect our customer relationships by interrupting our sailing schedule.

          GOVERNMENTS COULD REQUISITION ONE OR MORE OF OUR VESSELS DURING A PERIOD OF WAR OR EMERGENCY, RESULTING IN A LOSS OF EARNINGS. A government could requisition one or more of our vessels for title or for hire. Requisition for title occurs when a government takes control of a vessel and becomes its owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes its charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Although we would be entitled to compensation in the event of a requisition of one or more of our vessels, the amount and timing of payment would be uncertain. Government requisition of one or more of our vessels could have a material adverse effect on our cash flows and results of operations.


RISKS FACTORS RELATING TO OUR BUSINESS

          WE DEPEND UPON A LIMITED NUMBER OF CUSTOMERS FOR A LARGE PART OF OUR REVENUE. For the year ended December 31, 2007, three of our customers each accounted for over 10% of our revenue. Losing any of these customers may result in the unemployment of our vessels and could have a material adverse effect on our results of operations and cash flows.

          AS OUR FLEET AGES, THE RISKS ASSOCIATED WITH OLDER VESSELS COULD ADVERSELY AFFECT OUR OPERATIONS. In general, the costs to maintain an oceangoing vessel in good operating condition increase with the age of the vessel. As of December 31, 2007, one of the five vessels in our controlled operational fleet was more than 15 years old, and three were more than 20 years old. We estimate that the economic useful life of our vessels is approximately 30 years, depending on market conditions, the type of cargo being carried and the level of maintenance. Some of our carriers are used to transport products such as fertilizer and petrochemical products that may damage our vessels and reduce their useful life if we do not follow specified maintenance and cleaning routines. Older vessels may develop unexpected mechanical and operational problems despite adherence to regular survey schedules and proper maintenance. Due to improvements in engine technology, older vessels typically are less fuel-efficient than more recently constructed vessels. Cargo insurance rates increase with the age of a vessel. Governmental regulations and safety or other equipment standards related to the age of vessels may require expenditures for alterations of, or the addition of new equipment to, our vessels and may restrict the type of activities in which our vessels may engage. We cannot assure you that we will be able to operate our vessels profitably during the remainder of their projected useful lives, or that we will be able to sell our owned-vessels profitably when we no longer can utilize them in our fleet.

          VESSEL DRY-DOCKINGS COULD ADVERSELY AFFECT OUR CASH FLOW AND RESULTS OF OPERATIONS. Our vessels must be dry-docked two times every five years to coincide with special survey cycles. In addition, we may need to reposition our vessels and charter-in outside vessels to accommodate our dry-docking schedule and business needs. The loss of earnings while the vessels are being dry-docked, the repositioning of our vessels in response to the dry-dockings, the costs of the dry-dockings, and the possible charter-in expense in response to the dry-dockings could have a material adverse effect on our cash flows and results of operations.

          OUR VESSELS MAY SUFFER DAMAGE AND WE MAY NEED TO UNEXPECTEDLY DRY-DOCK A VESSEL, WHICH COULD ADVERSELY AFFECT OUR OPERATIONS. If a vessel suffers damage, it may need to be repaired at a dry-docking facility. The costs of dry-dock repairs are unpredictable and can be substantial. The loss of earnings while the vessel is being repaired and our other vessels are being repositioned in response to the unexpected dry-docking, as well as the actual costs of the repairs, could have a material adverse effect on our cash flows and results of operations. We may not have insurance that is sufficient to cover all of these costs or losses.

          WE MAY NOT BE ABLE TO ACQUIRE ADDITIONAL VESSELS AT FAVORABLE PRICES. Part of our current business strategy includes growing through the acquisition of additional vessels, both new and secondhand. Acquisitions of new vessels often require the expenditure of substantial sums in the form of down payments and progress payments during the construction phase. If we are unable to complete payments under any of our newbuildings contracts, we may forfeit all or a portion of the down payments and progress payments made with respect to such contracts. There can be no assurance that the contracted newbuildings will be completed on schedule or at all. Delays in the delivery of, or failure to deliver, one or more of such vessels could have an adverse effect on our business, financial position and results of operations.

          In the secondhand market, we must devote significant time and resources to identifying and inspecting suitable vessels. Secondhand vessels generally carry no warranties from their sellers or manufacturers. In addition, our inspections of secondhand vessels prior to purchase would not normally provide us with the same knowledge about the vessel's condition as we would have if the vessel had been built for or operated by us. Secondhand vessels may have conditions or defects that were not known to us when we bought the vessel and that may require us to undertake costly repairs. These repairs may require us to put a vessel into dry-dock, which would reduce our fleet utilization. The costs of dry-dock repairs are unpredictable and can be substantial. The loss of earnings while our vessels were being repaired and repositioned, as well as the actual cost of those repairs, would decrease our income from operations. We may not have insurance that is sufficient to cover all of these costs or losses and may have to pay dry-docking costs not covered by our insurance. Our future operating results could be adversely affected if some of the secondhand vessels do not perform as we expect.

          We also intend to expand the size of our fleet by in-chartering vessels. We may not be able to in charter suitable vessels at acceptable rates and charter periods. If our fleet decreases below the number of vessels needed to meet our commitments or the cost of in-chartering vessels increases above pre-determined prices, we may suffer losses.

          We cannot assure you that we will identify and acquire a sufficient quantity of vessels to support our growth strategy, or that we will be able to acquire suitable vessels at favorable prices. A significant decrease in the number of vessels in our fleet could adversely affect our ability to market our fleet and could have a material adverse effect on our business, financial position and results of operations.

          THE MARKET VALUE OF VESSELS CAN AND WILL FLUCTUATE SIGNIFICANTLY. Market values of vessels are highly volatile and will continue to fluctuate depending on numerous factors, including economic and market conditions affecting the shipping industry and prevailing charter hire rates, vessel supply and rates of vessel scrapping, competition from other shipping companies and other modes of transportation, the type, size and age of vessels, applicable governmental regulations and the cost of new ship buildings. Market prices for secondhand vessels during the past few years have been at an all-time high. If the market value of our fleet declines, we may not be able to obtain additional financing on terms that are acceptable to us or at all in connection with future vessel acquisitions or for other purposes. In addition, if the book value of a vessel is impaired due to unfavorable market conditions, or if we sell a vessel at a price below its book value, that decline would result in a loss that would adversely affect our operating results.

          OUR CUSTOMERS MAY DEFAULT ON THEIR CONTRACTUAL OBLIGATIONS. We operate in a highly fragmented market, and our customer base is diverse. Although we try to ensure that we do business with high quality customers as frequently as possible, we cannot assure you that all of our business will be transacted with such customers. Often, there is limited financial information available about our customers. As a result, counterparty risk is largely assessed on the basis of their reputation in the market place, and there can be no assurance that any of our customers can fulfill their obligations under the contracts we enter into with them. Potential risks associated with a defaulting counterparty include non-payment of freight and hire, and the cost of shipping cargo to its destination if it was already loaded on our vessel at the time of the default. In the case of a default on a time-chartered vessel, additional costs such as port expenses and stevedoring costs may be incurred. There can be no assurance that our customers will not default on their obligations under our contracts with them. Any such default may have a material adverse effect on our business, financial position and results of operations.

          OUR INSURANCE MAY BE INSUFFICIENT TO COVER THE INHERENT OPERATIONAL RISKS ASSOCIATED WITH OUR BUSINESS, AND WE MAY BE UNABLE TO MAINTAIN OUR EXISTING INSURANCE COVERAGE. The operation of any oceangoing vessel carries with it an inherent risk of sinking, collision, and other marine disasters, environmental mishaps, property losses or damages, and interruption caused by mechanical failure, human error, political action, labor strikes, adverse weather conditions and other circumstances or events. Any such circumstance or event could result in a loss of revenues, liabilities or increased costs. We cannot assure you that any insurance we maintain would be sufficient to cover the cost of damages or the loss of income resulting from a vessel being removed from operation, or that any insurance claims would be paid. Any significant loss or liability for which we are not insured, or for which our insurers fail to pay us, could have a material adverse effect on our financial condition. In addition, the loss of a vessel would adversely affect our cash flows and results of operations. In addition, stricter environmental regulations may result in increased costs for, or the unavailability of, insurance against the risks of environmental damage or pollution. We cannot assure you that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future.

          WE MAY EXPERIENCE FLUCTUATIONS IN OUR OPERATING RESULTS. Our operating results are highly dependent on the prevailing charter rates in a given time period. Charter rates are based, in part, on supply and demand, and are extremely competitive. Significant fluctuations in charter rates may result in significant fluctuations in the earnings of our vessels. If rates were to decrease significantly, or if we do not successfully arrange charters for our vessels, our earnings could be adversely impacted.

          Our operating results also may be adversely affected by increases in our operating expenses. The potential risks that may add to overall expenses include unexpected labor strikes, severe weather conditions, lengthy quarantines, mechanical failures or human error (including revenue lost in off-hire days), arrest action against our vessels due to failure to pay debts, unexpected repairs and increases in bunker costs.

          ACTS OF GOD, ACTS OF WAR, TERRORIST ATTACKS, EPIDEMICS AND OTHER EVENTS COULD ADVERSELY AFFECT OUR BUSINESS. Our business is subject to general economic and social conditions around the world, particularly in the Asia Pacific region. Natural disasters, epidemics, acts of god and other events which are beyond our control may adversely affect local economies, infrastructures and livelihoods. Our business, operating results and financial position may be adversely affected if such disasters, acts or events occur, even if they occur in areas in which we do not directly operate.

          Acts of war may cause damage or disruption to our business, employees, facilities, markets and our customers, any of which could materially impact our revenues, costs of operations, overall results and financial condition or share price. The potential for war also may cause uncertainty and cause our business to suffer in ways that we cannot currently predict. Our present geographic focus on Asia may make us vulnerable in the event of increased tension or hostilities in many countries including China, Taiwan or North Korea. The agreements pursuant to which we time charter in or time charter out a vessel typically contain a war cancellation clause exercisable by either party to the agreement.

          Terrorist attacks, such as the attacks on the United States on September 11th, and the United States' on-going response to these attacks, as well as the threat of future terrorist attacks, continue to cause uncertainty in the world financial markets. The recent conflict in Iraq may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial, energy and commodities markets. These uncertainties and instabilities may adversely affect our business, financial position and results of operations.

          WE ARE EXPOSED TO CURRENCY AND INTEREST RATE FLUCTUATIONS. The currency for all our financial reporting is US dollars. Because we generate nearly all our revenues in US dollars, but incur some of our costs, expenses and capital expenditures in other currencies, exchange rate fluctuations could adversely affect our results of operations. A change in exchange rates could lead to fluctuations in reported net income due to changes in the value of these currencies relative to the US dollar. In addition, because our debt bears interest at a floating rate, and some or all of the new debt that may be incurred by us may bear interest at floating rates, increases in interest rates could increase our interest expenses and adversely affect our results of operations.

          OUR BUSINESS DEPENDS SUBSTANTIALLY ON THE CONTINUING EFFORTS OF OUR EXECUTIVE OFFICERS AND OUR ABILITY TO MAINTAIN A SKILLED LABOR FORCE, AND OUR BUSINESS MAY BE SEVERELY DISRUPTED IF WE LOSE THEIR SERVICES. Our future success depends substantially on the continued services of our executive officers, especially Mr. Xinyu Zhang, our Chief Executive Officer. We do not have employment agreements with any of our executive officers, and we do not maintain key man life insurance on any of our executive officers. If one or more of our executive officers are unable or unwilling to continue in their present positions, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. We cannot assure you, however, that we will be able to readily replace any departing executive officers, if at all.

          Our future success also depends, to a significant extent, on our ability to attract, train and retain qualified personnel. Recruiting and retaining capable personnel, particularly those with expertise in the maritime shipping industry, are vital to our success. There is substantial competition for qualified personnel, and there can be no assurance that we will be able to attract or retain our personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

          WE MAY NOT BE ABLE TO GROW OR TO EFFECTIVELY MANAGE OUR GROWTH. A principal focus of our strategy is to grow by expanding our existing customer relationships, developing new customer relationships, and taking advantage of changing market conditions, which may include changing the composition of our fleet, expanding or changing our geographic focus, entering into new strategic alliances or engaging in the seaborne transportation of other commodities. Our future growth will depend upon a number of factors, some of which we cannot control. These factors include our ability to:

          o identify suitable secondhand vessels or new vessels for purchase, and to integrate any acquired vessels successfully with our existing operations;

          o identify businesses engaged in managing, operating, or owning bulk carriers for acquisition;

          o    improve our operating and financial systems and controls;

          o hire, train and retain qualified personnel to manage and operate our growing business and fleet; and

          o    identify new markets and trade routes.

          The failure to manage any of these factors effectively could adversely affect our business, financial position and results of operations.

          ALL OF OUR REVENUE IS DERIVED FROM OPERATIONS OUTSIDE THE U.S. AND MAY BE ADVERSELY AFFECTED BY ACTIONS TAKEN BY FOREIGN GOVERNMENTS OR OTHER FORCES OR EVENTS OVER WHICH WE HAVE NO CONTROL. We derive all of our revenue from operations in Asia. Our profitability will be affected by changing economic, political and social conditions in this region. In particular, our operations may be affected by war, terrorism, expropriation of vessels, the imposition of taxes, increased regulation or other circumstances, any of which could reduce our profitability, impair our assets or cause us to curtail our operations.

RISKS FACTORS RELATING TO OUR COMPANY

         YONGCHEN'S EXISTING LOAN AGREEMENT CURRENTLY IMPOSES SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS ON YONGCHEN. The loan agreement between Yongchen and Xiamen International Bank limits Yongchen's ability to:

          o    create liens on its assets;

          o    create, incur, assume, or guarantee indebtedness;

          o    make or hold certain investments;

          o    make loans or advances; or

          o change the identity of its directors, officers or senior management personnel.

          Similar or additional restrictions could be imposed on us if we incur additional debt or establish credit facilities. These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities.

          IF YONGCHEN DEFAULTS UNDER ITS LOAN AGREEMENT, IT COULD FORFEIT ITS RIGHTS IN QIAO YIN. We have pledged Qiao Yin as security to our lender under our loan agreement. If an event of default shall occur, our lender may foreclose on the mortgage over Qiao Yin, and we could lose our rights in Qiao Yin and its charter.

          OUR LIMITED OPERATING HISTORY MAKES EVALUATION OF OUR BUSINESS DIFFICULT. Yongchen was incorporated in September, 2005, and Hengzhou was incorporated in July, 2006. As a result, we have limited historical financial data upon which to base planned operating expenses or forecast accurately our future operating results.

          OUR PRINCIPAL STOCKHOLDER OWNS A SIGNIFICANT PERCENTAGE OF OUR STOCK AND CAN EXERCISE SIGNIFICANT INFLUENCE OVER OUR COMPANY. Yongzheng International Marine Holdings Co., Ltd. owns approximately 76% of our issued and outstanding common stock. Accordingly, it is able to determine the composition of our Board, has the voting power to approve matters requiring stockholder approval, and will continue to have significant influence over our affairs. This concentration of ownership could have the effect of delaying or preventing a change in control of our company.

         WE WILL INCUR INCREASED COSTS AND COMPLIANCE RISKS AS A RESULT OF BECOMING A PUBLIC COMPANY. As a public company, we will incur significant legal, accounting and other expenses that Hengzhou and Yongchen did not incur as private companies prior to the Share Exchange, including the costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the National Association of Securities Dealers. We expect these rules and regulations, in particular
Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal controls over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. There can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations, or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management's assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

          We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

          IF WE FAIL TO MAINTAIN THE ADEQUACY OF OUR INTERNAL CONTROLS, OUR ABILITY TO PROVIDE ACCURATE FINANCIAL STATEMENTS AND COMPLY WITH THE REQUIREMENTS OF THE SARBANES-OXLEY ACT OF 2002 COULD BE IMPAIRED, WHICH COULD CAUSE OUR STOCK PRICE TO DECREASE SUBSTANTIALLY. Prior to the Share Exchange, Hengzhou and Yongchen operated as private companies without public reporting obligations. As a result, they have committed limited personnel and resources to the development of the external reporting and compliance obligations that would be required of a public company. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.


RISK FACTORS RELATED TO OUR COMMON STOCK

          OUR RIGHT TO ISSUE PREFERRED STOCK AND PROVISIONS OF THE DELAWARE GENERAL CORPORATION LAW COULD ADVERSELY AFFECT OUR STOCKHOLDERS OR PREVENT OR DELAY A CHANGE OF CONTROL. Our certificate of incorporation authorizes the issuance of preferred stock with such designations, rights, and preferences as may be determined from time to time by our Board of Directors, without any further vote or action by our stockholders. Therefore, our Board of Directors is empowered, without stockholder approval, to issue stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of our common stock, and could discourage potential acquisition proposals or delay or prevent a change of control.

          In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation law which applies to "business combinations" such as a merger, asset or stock sale or other transaction that result in financial benefit to an "interested stockholder". An "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of a corporation's outstanding voting stock. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time that the stockholder became an interested stockholder, unless:

          o prior to entering into the business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

          o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

          o on or subsequent to that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

          This provision may have the effect of delaying, deterring or preventing a change in control over our company without further action by our stockholders.

          OUR STOCK PRICE MAY BE VOLATILE, WHICH MAY RESULT IN LOSSES TO OUR STOCKHOLDERS. The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the OTC Bulletin Board, the stock market in which shares of our common stock are quoted, generally have been very volatile and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

          o announcements of technological innovations or new services by us or our competitors;

          o    variations in our operating results;

          o changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

          o changes in operating and stock price performance of other companies in our industry;

          o    additions or departures of key personnel;

          o future sales of our common stock (including shares to be issued pursuant to the Ship Contribution Agreements);

          o price and volume fluctuations experienced by domestic and international stock markets; and

          o    general economic and political conditions.

          WE DO NOT INTEND TO PAY CASH DIVIDENDS. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends is within the discretion of our Board of Directors. We presently intend to retain any earnings to provide funds for the operation and expansion of our business. Accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

          THERE IS NOT NOW, AND THERE MAY NOT EVER BE, AN ACTIVE MARKET FOR OUR COMMON STOCK. Prior to the Share Exchange, there was a limited market for our common stock. There can be no assurance that a more active market for our common stock will develop. Accordingly, investors may have to bear the economic risk of an investment in our common stock for an indefinite period of time.

          THE OTC BULLETIN BOARD IS A QUOTATION SYSTEM, NOT AN ISSUER LISTING SERVICE, MARKET OR EXCHANGE. THEREFORE, BUYING AND SELLING STOCK ON THE OTC BULLETIN BOARD IS NOT AS EFFICIENT AS BUYING AND SELLING STOCK THROUGH AN EXCHANGE. AS A RESULT, IT MAY BE DIFFICULT FOR YOU TO SELL YOUR COMMON STOCK OR YOU MAY NOT BE ABLE TO SELL YOUR COMMON STOCK FOR AN OPTIMUM TRADING PRICE. Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities. Because trades and quotations on the OTC Bulletin Board involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing, and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, you may not be able to sell shares of our common stock at the optimum trading prices.

          When fewer shares of a security are being traded on the OTC Bulletin Board, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual's orders being executed, and current prices may differ significantly from the price quoted by the OTC Bulletin Board at the time of the order entry.

          Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, you may not able to sell shares of common stock at the optimum trading prices.

          The dealer's spread (the difference between the bid and ask prices) on the OTC Bulletin Board may be large and may result in substantial losses to the seller of our common stock if such shares must be sold immediately. Further, purchasers of securities may incur an immediate "paper" loss due to the price spread. Moreover, dealers trading on the OTC Bulletin Board may not have a bid price for securities bought and sold through the OTC Bulletin Board. Due to the foregoing, demand for securities that are traded through the OTC Bulletin Board may be decreased or eliminated.

          WE ARE SUBJECT TO THE PENNY STOCK RULES AND THESE RULES MAY ADVERSELY AFFECT TRADING IN OUR COMMON STOCK. Our common stock is a "low-priced" security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties in selling the stock, the customer's rights and remedies, and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers also must disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock, increases transaction costs for sales and purchases of our common stock as compared to other securities, and increases the difficulty for us raise additional equity capital.

ITEM 2.   FINANCIAL INFORMATION.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following discussion and analysis should be read in conjunction with the financial statements and the notes to those statements included in this 8-K. This discussion contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those discussed below, under the heading "Risk Factors," or elsewhere in this Form 8-K. See "Forward Looking Statements".

          On March 31, 2008, the Share Exchange was completed, Yongchen and Hengzhou became our wholly-owned subsidiaries, and the businesses of Yongchen and Hengzhou were adopted as our business. As such, the following Management Discussion is focused on the current and historical operations of Yongchen and Hengzhou, and excludes the prior operations of Sino Shipping Holdings Inc.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

          We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America. We have identified the accounting policies below as critical to our business operations and the understanding of our results of operations. For a detailed discussion on the application of these and other accounting policies, see Note 2 to Yongchen's and Hengzhou's audited financial statements, as applicable. The application of these policies may require management to make judgments and estimates that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. Management uses historical experience and all available information to make these estimates and judgments, and different amounts could be reported using different assumptions and estimates.

          REVENUE RECOGNITION. Voyage charter revenue from cargo freight billings are recognized in full as of the date on which the vessels complete their voyages. A voyage is deemed to commence upon the completion of discharge of the vessel's previous cargo and is deemed to end upon the complete discharge of the current cargo. Time charter revenue from a vessel under an operating lease is recognized on a straight line basis over the term of the charter as service is provided.

          VESSELS. Each vessel is recorded at its cost, which consists of the vessel deposits, purchase price, acquisition and delivery costs. Deposits, installment payments, interests, financing costs, construction design, supervision costs and other pre-delivery costs incurred during the construction period for a vessel under construction are recorded as vessel deposits.

          Depreciation is provided on straight-line basis over the estimated useful life of each vessel, which is approximately 30 years.

          The carrying value of the vessel is evaluated when events or circumstances indicate that there has been a possible impairment in value, which would occur in the fiscal period when the net carrying value was no longer expected to be recovered from future estimated cash flows. Such evaluations include a comparison of current and anticipated operating cash flows, an assessment of future operations and other relevant factors. To the extent that the carrying value of the vessel exceeds its undiscounted estimated future cash flows, the vessel would be written down to its fair value.

          OFF-BALANCE SHEET ARRANGEMENTS. We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on us.

          RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS. In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115", which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on an instrument-by-instrument basis. Subsequent measurements for the financial assets and liabilities an entity elects to record at fair value will be recognized in earnings. SFAS No. 159 also establishes additional disclosure requirements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided that the entity also adopts SFAS No. 157.

          We do not anticipate that the adoption of this standard will have a material impact on our results of operations or financial position.

OVERVIEW

          Through our two wholly-owned subsidiaries, Yongchen and Hengzhou, we provide maritime transportation services through the commercial operation of our fleet of owned and in-chartered vessels. We specialize in transporting minor bulk commodities, including log and forest products, iron and steel products, fertilizer, agricultural products, cement and palm oil, and basic chemical and petrochemical products in China and Southeast Asia.

          Our fleet consists of four shallow-draft bulk carriers and one oil/chemical tanker. We have entered into agreements to acquire two additional chemical tankers that currently are under construction. The vessels are required to be dry-docked two times every five years, with a maximum of 36 months between inspections, for inspection of the underwater parts and for repairs related to inspections. The anticipated dry-docking schedule for our current operational fleet is as follows:

                      YEAR                        IN-CHARTERED                                    NEXT SCHEDULED
   SHIP NAME          BUILT      OWNED BY              BY             LAST DRY-DOCKED              DRY-DOCKING
----------------------------------------------------------------------------------------------------------------------
Hui Ming              1984            --            Yongchen        November, 2005            September 21, 2009(1)
Long Xin              1984       Yongchen              --           May, 2007                      May 3, 2010
Heng Shun             1982            --            Yongchen        November, 2005                      *
Qiao Yin              1991       Yongchen              --           November, 2005                 July 8, 2009
Heng Zhou             2007       Hengzhou              --           May, 2007                    To be determined
----------------------------------------------------------------------------------------------------------------------

(1) Based on information provided by the vessel owner, Huiming International Shipping Limited (a subsidiary of Yongzheng).

* Yong Heng Shipping Limited, the vessel owner, has not advised us of the dry-docking schedule.


          Our transportation services are generally provided under two basic types of contractual relationships: time charters and voyage charters. A time charter involves the hiring of a vessel from its owner for a period of time pursuant to a contract under which the vessel owner places its ship (including its crew and equipment) at the service of the charterer. Under a voyage charter, the owner of a vessel provides the vessel for the transport of goods between specific ports in return for the payment of an agreed-upon freight per ton of cargo or, alternatively, a specified total amount.

RESULTS OF OPERATIONS - YONGCHEN

          The following table sets forth Yongchen's results of operations for the periods indicated (in US dollars):

                                        YEAR ENDED                YEAR ENDED
                                    DECEMBER 31, 2007         DECEMBER 31, 2006
                                    -----------------         -----------------

          Revenue                       $5,313,723                $5,060,427
          Operating expenses            (2,514,055)               (3,028,808)
          Operating earnings             2,799,668                 2,031,625
          Other expenses                   (75,790)                  (31,116)
          Net income                     2,723,878                 2,000,509

          REVENUE. Yongchen's revenue was $5,313,723 in 2007 compared to $5,060,427 in 2006, an increase of $253,296 or 5%. This increase in revenue was mainly attributable to the voyage charter rate increases of Long Xin. The breakdown between voyage and time charter revenues for each vessel are as follows:

          YEAR        VOYAGE CHARTER                      TIME CHARTER
          ----        --------------                      ------------

                      Long Xin: $3,648,676
          2006        Qiao Yin: $680,798                  -0-
                      Qiao Han: $730,953(1)
          2007        Long Xin: $4,521,723                Qiao Yin: $792,000

          (1) On August 30, 2006, Yongchen sold its 40% ownership interest in Qiao Han.

          OPERATING EXPENSES. Operating expenses decreased by $514,753 or 17% to $2,514,055 in 2007 from $3,028,808 in 2006. Operating expenses decreased as a percent of revenue from 59.85% in 2006 to 47.31% in 2007. The decline in operating expenses was primarily attributable to the decline in ship operating costs such as port charges and canal tolls. Operating earnings increased by $768,043 or 37.8% to $2,799,668 in 2007 from $2,031,625 in 2006. Operating earnings increased as a percent of revenue from 40.14% in 2006 to 52.68% in 2007. The increase in operating earnings was primarily attributable to an increase in freight. The breakdown between voyage and time charter expenses for each vessel are as follows:

          YEAR       VOYAGE CHARTER                       TIME CHARTER
                     Long Xin: $2,128,647
          2006       Qiao Yin: $448,778                   -0-
                     Qiao Han: $451,383(1)
          2007       Long Xin: $2,099,370                 Qiao Yin: $414,685

          (1) On August 30, 2006, Yongchen sold its 40% ownership interest in Qiao Han.

          The expenses related for maintenance, repairs and parts to our owned vessels for the past two years are as follows:

           VESSEL              2007            2006
           ------              ----            ----

          Qiao Yin            $21,205        $ 10,737
          Long Xin            $53,441        $77,859

          OTHER EXPENSES. Other expenses are comprised principally of interest expense, which primarily reflects the finance cost of Yongchen's bank loan. Interest expense was $74,829 in 2007 and $30,814 in 2006. As a percent of revenue, Yongchen's interest expense increased from 0.6% in 2006 to 1.4% in 2007.

          NET INCOME. Net income for 2006 was $2,000,509, or 39.5% of revenue, and was $2,723,878, or 51.26% of revenue for 2007. The increase in net income was attributable to an increase in revenue and a decrease in operating expenses.

LIQUIDITY AND CAPITAL RESOURCES - YONGCHEN

          Yongchen's cash position increased to $115,129 as of December 31, 2007 from $32,726 as of December 31, 2006. Its cash and cash equivalents are denominated in US dollars. Yongchen did not engage in any hedging activities relating to foreign exchange, interest rates or other risks in 2007.

          As of December 31, 2007, Yongchen's current assets were $2,891,654 and current liabilities were $417,826, resulting in a current ratio of approximately
6.92 to 1. At December 31, 2006, Yongchen's current assets and current liabilities were $101,949 and $3,316,129, respectively, resulting in a current ratio of approximately 1 to 32.52.

          Net cash from operating activities was $2,441,007 in 2006 compared to ($478,532) in 2007. This decrease of net operating cash inflow mainly is attributable to an increase in prepayments for the purchase of ship engines.

          Net cash from financing activities was $1,766,411 in 2006, reflecting a borrowing of US$665,411 from a director of Yongchen (see "Item 7. Certain Relationships and Related Transactions, and Director Independence") and a long term bank loan of $1,200,000 ($99,000 of which was repaid in 2006). Net cash from financing activities was ($396,129) in 2007, principally as a result of a partial repayment of the bank loan.

          We anticipate Yongchen's capital expenditures for 2008 to be approximately $1 million. The capital for these expenditures is expected to be financed by Yongchen's operating income.


RESULTS OF OPERATIONS - HENGZHOU

          The following table sets forth Hengzhou's results of operations for the periods indicated (in US dollars):

                                                         PERIOD FROM
                             YEAR ENDED            INCEPTION (JULY, 2006) TO
                          DECEMBER 31, 2007            DECEMBER 31, 2006
                          -----------------        -------------------------

Revenue                        $ 90,000                       --
Operating expenses              (29,248)                      --
Operating earnings               60,752                       --
Net earnings                     60,752                       --

          REVENUE. Hengzhou owns the chemical/oil product tanker Heng Zhou, which was time-chartered since December 20, 2007. Revenue of $90,000 for 2007 was wholly attributable to the time charter income of Heng Zhou.

          OPERATING EXPENSES. Operating expenses were $29,248 in 2007 or 32.5% the revenue. Operating earnings in 2007 were $60,752 or 67.5% of the revenue.

          NET EARNINGS. Net earnings for 2007 were $60,752 or 67.5% of the revenue.

LIQUIDITY AND CAPITAL RESOURCES - HENGZHOU

          As of December 31, 2007, Hengzhou had cash and cash equivalents of $1,282. Hengzhou did not engage in any hedging activities relating to foreign exchange, interest rates or other risks in 2007.

          Net cash provided by operating activities was zero for 2007.

          As of December 31, 2007, Hengzhou's current assets were $91,282 and current liabilities were $17,709, resulting in a current ratio of approximately
5.15 to 1.

          Net cash used for investing activities was $2,300,000 in 2007 and $9,200,000 in 2006, reflecting payments made in connection with the construction of Heng Zhou.

          Net cash provided by financing activities was $9,200,000 in 2006, principally due to a loan from Yongzheng of $9,198,718. Net cash provided by financing activities was $2,301,282 in 2007 reflecting an additional loan from Yongzheng in that amount. See "Item 7. Certain Relationships and Related Transactions, and Director Independence."

          We do not anticipate any significant capital expenditures by Hengzhou in 2008, and we expect that any such capital expenditures would be financed by Hengzhou's operating income.


ITEM 3.   PROPERTIES.

          Our executive offices are located in approximately 9,000 square feet of office space in Hi-Shanghai 8th Building in Shanghai, China. We lease the office space from Shanghai Yongzheng Marine, a subsidiary of Yongzheng. We believe that this space is sufficient for our current operations.


ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

          The following table sets forth certain information with respect to beneficial ownership of our common stock, as of March 31, 2008 and after giving effect to the Share Exchange, by:

          o each beneficial owner of more than 5% of the currently outstanding shares of our common stock;

          o    each of our directors;

          o each of the executive officers named in the summary compensation table; and

          o    all of our directors and executive officers as a group.

          To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

NAME                                                             NUMBER OF
(AND ADDRESS OF 5% HOLDERS)                                     SHARES OWNED     PERCENTAGE
---------------------------                                     ------------     ----------
Yongzheng International Marine Holdings Co., Ltd.
No. 950 Dalian Road
Hi-Shanghai 8th Building, 5Fl.
Shanghai, China                                                 18,800,000(1)       76%
Mr. Xinyu Zhang                                                 18,800,000(2)       76%
Ms. Lifang Huang                                                         0           0%
Mr. Hai Lei                                                              0           0%
Mr. Wenge Jiang                                                          0           0%
Mr. Thomas Colligan(3)                                                   0           0%
All Directors and Executive Officers, as a group (4 persons)    18,800,000(2)       76%
-------------------------------------------------------------------------------------------

(1) Mr. Zhang is the President, Managing Director, and sole shareholder of Yongzheng, and exercises investment and voting control over these shares. Mr. Zhang is a Director of our company, and our Chief Executive Officer and President.
(2)  Consists of the shares of common stock owned by Yongzheng.
(3) Mr. Colligan resigned as an officer and director of our company on March 31, 2008.


ITEM 5.   DIRECTORS AND EXECUTIVE OFFICERS.

          At the closing of the Share Exchange, Thomas W. Colligan resigned as our Chief Executive Officer, President, Chief Financial Officer, and Secretary effective immediately. Our Board of Directors appointed Mr. Xinyu Zhang to serve as our Chief Executive Officer and President, Ms. Lifang Huang to serve as our Chief Financial Officer, and Mr. Tiejun Wu to serve as our Corporate Secretary.

          Prior to the consummation of the Share Exchange, Mr. Colligan was the sole member of our Board of Directors. At the closing of the Share Exchange, Mr. Colligan appointed Mr. Xinyu Zhang to serve as a member of our Board of Directors. After the closing, Mr. Colligan tendered his resignation as a director and Mr. Zhang appointed Ms. Lifang Huang, Mr. Hai Lei, and Mr. Wenge Jiang to serve as members of our Board of Directors. Each of our current directors shall hold office until the next election of directors by stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal.

          Set forth below is information regarding our current directors, executive officers, and other significant employees.


NAME                   AGE                     TITLE
----                   ---                     -----

Mr. Xinyu Zhang         41    Director, Chief Executive Officer and President
Ms. Lifang Huang        42    Director and Chief Financial Officer
Mr. Hai Lei             66    Director
Mr. Wenge Jiang         40    Director
Mr. Tiejun Wu           50    Corporate Secretary
Mr. Lirong Shen         41    Chief Operating Officer of Yongchen and Hengzhou
Mr. Junqiang Yin        56    Operating Manager of Yongchen and Hengzhou
Ms. Minli Mandy Guo     25    Business Manager of Yongchen and Hengzhou
Mr. Jianbin Ying        39    Human Resources Manager of Yongchen and Hengzhou
------------------------------------------------------------------------------

          MR. XINYU ZHANG, DIRECTOR, CHIEF EXECUTIVE OFFICER AND PRESIDENT. Mr. Zhang has been Chief Executive Officer, President, and a Director of our company since the closing of the Share Exchange, and has been a Director, the Chairman of the Board and the Chief Executive Officer of Yongchen and Hengzhou since their respective inception dates. Mr. Zhang received a bachelor's degree from Hangzhou University in 1987, where he majored in law, and currently is enrolled in the Executive MBA program at Beijing University. From 1996 to 2001, he was the managing director of Zhoushan Huisheng Shipping Co., Ltd.; from January 2002 to August 2003, he was a director of Nanjing Yongzheng Shipping Co., Ltd.; and since December, 2003, he has been the President, Managing Director, and sole shareholder of Yongzheng, our principal stockholder.

          MS. LIFANG HUANG, DIRECTOR AND CHIEF FINANCIAL OFFICER. Ms. Huang has been our Chief Financial Officer since the closing of the Share Exchange, and has been the Chief Financial Officer of Yongchen and Hengzhou since their respective inception dates. She graduated from Shanghai Economy Management College in 1994, where she majored in finance and accounting. From April 2003 to November 2003, she was the financial manager of Shanghai Yixiong Architecture & Decoration Co., Ltd. Since December, 2003, she has served as Chief Financial Officer of Yongzheng, in charge of all the accounting and internal audits of Yongzheng and its subsidiaries. Ms. Huang also is an assistant chartered accountant. Ms. Huang received a bachelor's degree from Shanghai Economy Management College in 1994.

          MR. HAI LEI, DIRECTOR. Mr. Lei has been a visiting professor in Dalian Maritime Affairs University since 1987, and a visiting professor in Qingdao Seas Crew College since 1989, a juror in the Guangzhou Maritime Affairs Court since 1992, an arbitrator for the China Maritime Affairs Arbitration Committee since 1992, and Director of the Arbitrator Qualification Inspection Committee from 1992 to 1996. From 1965 to 1972, Mr. Lei was a lecturer at Dalian Maritime Affairs University. From 1972 to 1979, he held various positions at the Shanghai Maritime Transportation Bureau Dalian Office, including sailor, junior director, and senior director. From 1979 to 1985, Mr. Lei was a senior director at China Open Shipping Company (COSCO) Shanghai; from 1985 to 1992, he was the vice manager at COSCO Shanghai and in charge of safety production; from 1992 to 1993, he was Deputy Chief Manager at COSCO and the managing director at China Foreign Ship Agent Limited; from 1993 to 1996, he was a Vice President of COSCO; and from 1996 to 2002, he was the managing director of Polish Joint Stock Shipping Company. Mr. Lei received a bachelor's degree from Dalian Maritime Affairs University in 1965.

          MR. WENGE JIANG, DIRECTOR. Mr. Jiang has been the Deputy Managing Director of Zhejiang Hengyu Shipbuilding Co., Ltd. since 2002. From 1987 to 1993, he worked at Zhousan Luoda Ship Co., Ltd. as a technical assistant, and from 1993 to 2002, he worked as Vice Manager of Business at Zhoushan Haixing Ship Co., Ltd. Mr. Jiang received a bachelor's degree from Shanghai Maritime College in 1988.

          MR. TIEJUN WU, CORPORATE SECRETARY OF YONGCHEN AND HENGZHOU. Mr. Wu has been the Corporate Secretary of both Yongchen and Hengzhou since their respective inception dates. He has worked as a lawyer at the law firm Zhoushan from 1988 to 1993, at the law firm Zhenjiang Pinhe from 1993 to 2000, at the law firm Beijing Gonghe from 2000 to 2003, and at the law firm Shanghai Xiangyang from 2003 to July 2007. Since August 2007, he has been a lawyer and managing partner of the law firm Shanghai Youhe. Mr. Wu received a bachelor's degree from East China University of Political Science and Law in 1986.

          MR. LIRONG SHEN, CHIEF OPERATING OFFICER OF YONGCHEN AND HENGZHOU. Mr. Shen has been the Chief Operating Officer of Yongchen and Hengzhou since their respective inception dates. Mr. Shen graduated from Dalian Maritime University in 1988, where he majored in ship engineering. From May 2002 to June 2004, he was the manager of the technology department at Yangzi Shipping Co., Ltd, and since July 2004, he has served as a vice president and the chief engineer of Yongzheng, our principal stockholder.

          MR. JUNQIANG YIN, OPERATING MANAGER OF YONGCHEN AND HENGZHOU. Mr. Yin has been the Operating Manager of Yongchen and Hengzhou since their respective inception dates. He graduated from Shanghai Maritime University in 1994, where he majored in shipping management. From 1968 to 1996, he worked as a ship controller and international shipping manager at various maritime transportation companies. From 2002 to 2005, he worked as the manager of shipping department at Shanghai Weiji Shipping Co., Ltd.

          MS. MINLI MANDY GUO, BUSINESS MANAGER OF YONGCHEN AND HENGZHOU. Ms. Guo has been the Business Manager of Yongchen and Hengzhou since September, 2006. Ms. Guo graduated from Jiangxi University of Finance & Economics in July, 2006, where she obtained bachelor's degrees in both international trade and law. She has been the assistant to the president of Yongzheng since September, 2006, responsible for shipping finance and investment. Ms. Guo made significant contributions to Yongzheng and its subsidiaries in coordinating the construction of four 12,800 DWT chemical oil tankers, and has established a good relationship with overseas and domestic shipyards, broker companies, foreign investment institutions and shipping medias.

          MR. JIANBIN YING, HUMAN RESOURCES MANAGER OF YONGCHEN AND HENGZHOU. Mr. Ying has been the Manager of Human Resources of Yongchen and Hengzhou since their respective inception dates. Mr. Ying received a bachelor's degree in business administration from Zhejiang Public Security Management College in 1990. From May 2002 to July 2003, he was the administrative manager of Xiben Color (Shanghai) Marketing Co., Ltd.; and from July 2003 to August 2005, he was the administrative director of Shidawei Information Technology Co., Ltd.

ITEM 6.   EXECUTIVE COMPENSATION.

          Set forth below is information concerning the compensation paid to, earned by, or awarded to Thomas Colligan, our Chief Executive Officer prior to the Share Exchange, and Xinyu Zhang, our current Chief Executive Officer.

                                             SUMMARY COMPENSATION TABLE

                                                                    Non-         Nonqualified     All
                                                                   Equity          Deferred      Other
Name and                                      Stock    Option  Incentive Plan    Compensation   Compen-
Principal                     Salary  Bonus   Awards   Awards   Compensation       Earnings      sation    Total
Position               Year    ($)     ($)     ($)      ($)          ($)             ($)          ($)       ($)
-------------------------------------------------------------------------------------------------------------------
Thomas Colligan,
former Chief
Executive Officer,     2007    -0-     -0-     -0-      -0-          -0-             -0-          -0-       -0-
President, Chief
Financial Officer      2006    -0-     -0-     -0-      -0-          -0-             -0-          -0-       -0-
and Secretary(1)

Xinyu Zhang,           2007   15,000   -0-     -0-      -0-          -0-             -0-          -0-      15,000
Current Chief
Executive Officer(2)   2006   15,000   -0-     -0-      -0-          -0-             -0-          -0-      15,000
-------------------------------------------------------------------------------------------------------------------

(1) In connection with the Share Exchange, Mr. Thomas Colligan resigned as our sole officer on March 31, 2008. The chart reflects Mr. Colligan's compensation from our company for the years ended April 30, 2007 and 2006 (the fiscal year end of our company prior to the Share Exchange).

(2) In connection with the Share Exchange, Mr. Xinyu Zhang became our Chief Executive Officer on March 31, 2008. The chart reflects Mr. Zhang's compensation received from Yongchen and Hengzhou for the years ended December 31, 2007 and 2006 (the fiscal year end of each of Yongchen and Hengzhou).

EMPLOYMENT AGREEMENTS, ETC.

          We have no employment agreements with any of our executive officers, none of our executive officers or directors hold any unexercised options or have received any option grants, stock grants, or equity incentive plan awards, and there are no arrangements or plans in which we provide pension, retirement or similar benefits for our directors or executive officers.

DIRECTOR COMPENSATION

          We did not pay, grant, or award fees or other compensation to any of our directors for services rendered as a director for the last two fiscal years. We do not have any agreements or formal plan for compensating our directors for their service in their capacity as directors, although our Board may, in the future, award stock options to purchase shares of common stock to our directors and may reimburse our directors for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. In addition, our board of directors may award special remuneration to any director undertaking services on our behalf other than those services ordinarily required of a director.

BOARD COMMITTEES

          Our Board of Directors currently does not have any committees.

ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR
          INDEPENDENCE.

FOUNTAINHEAD CAPITAL PARTNERS LIMITED (FHCP)

          On August 18, 2006, certain of our stockholders who then owned approximately 82% of our common stock sold 205,698,790 shares of our common stock to FHCP for $700,000, plus the amount of cash and cash equivalents on our balance sheet as of the closing of such sale in excess of $170,000. The shares acquired by FHCP represented approximately 55% of our then issued and outstanding capital stock on a fully-diluted basis.

          On February 1, 2007, we entered into a services agreement with FHCP pursuant to which FHCP would provide strategic advisory services to our company in exchange for a quarterly fee of $10,000. The agreement was terminated effective on the closing of the Share Exchange.

          At the closing of the Share Exchange, in consideration for services rendered including facilitating the Share Exchange, Yongzheng paid US$300,000 to FHCP and directed our company to issue to FHCP 939,502 of the shares of common stock of our company otherwise issuable to Yongzheng in the Share Exchange.

TRANSACTIONS WITH RELATED PERSONS

          Prior to the Share Exchange, Yongchen was wholly-owned by Yongzheng, and Hengzhou was approximately 70%-owned by Yongzheng. Pursuant to the Share Exchange, Yongzheng transferred all of its capital stock in Yongchen and Hengzhou to us in exchange for which it received 18,800,000 shares of our common stock. See "Item 4. Security Ownership of Certain Beneficial Owners and Management."

          In 2006, Yongzheng loaned US$9,198,718 to Hengzhou for the payment of deposits for the construction of Heng Zhou, and loaned an additional US$2,301,282 to Hengzhou in 2007 for the payment of additional deposits on the vessel and for working capital. The loans were unsecured, interest free and repayable on demand. On September 1, 2007, the total outstanding loan amount (US$11,500,000) was cancelled in exchange for the issuance to Yongzheng of 89,700,000 newly issued shares of capital stock of Hengzhou.

          In 2005, Mr. Xinyu Zhang, our Chief Executive Officer and President and a Director of our company, loaned US$2,254,718 to Yongchen for the acquisition of Qiao Yin, and loaned an additional US$665,411 to Yongchen for such purpose in 2006. As a result, as at December 31, 2006, US$2,920,129 was due to Mr. Zhang. The loans were unsecured, interest free and repayable on demand. All of the funds used to make the loans were loaned to Mr. Zhang by Yongzheng. Yongzheng is our principal stockholder and is wholly-owned by Mr. Zhang. During 2007, US$129 was repaid to Mr. Zhang, and on September 18, 2007, the loan balance (US$2,920,000) was cancelled in exchange for the issuance to Yongzheng of 22,776,000 newly issued shares of capital stock of Yongchen.

          On January 1, 2006, Yongchen acquired the vessel Long Xin from Huisheng International Shipping Limited, a Hong Kong company and wholly-owned subsidiary of Yongzheng, for US$3,500,364.

          On August 30, 2006, Yongchen sold its 40% ownership interest in the vessel Qiao Han to Blue Ocean International Shipping Limited, a Hong Kong company and wholly-owned subsidiary of Yongzheng, for US$1,368,980.

          Yongchen was party to two management service agreements with Shanghai Yongzheng Marine Co., Ltd. ("SYM"), a subsidiary of Yongzheng, pursuant to which SYM provided administration, technical management, crew management and marine superintending services for Yongchen's vessels. Yongchen paid SYM management fees of US$46,000, US$68,671 and US$5,247 for the years 2007, 2006 and 2005, respectively. These management service agreements terminated on December 31, 2007.

          On January 1, 2008, Yongchen entered into a time charter contract with Huiming International Shipping Limited, a subsidiary of Yongzheng, to in-charter the vessel Hui Ming for a period of three years at a rate of US $6,000 per day.

          We entered into a Ship Contribution Agreement, dated March 31, 2008, with Hengzhou and Yongzheng International Shipping Limited ("YISL"), a wholly-owned subsidiary of Yongzheng, pursuant to which YISL will contribute the vessel "Rong Da" to Hengzhou in exchange for that number of shares of our common stock with a Fair Market Value (as defined in the agreement) equal to the vessel purchase price. We also entered into a Ship Contribution Agreement, dated March 31, 2008, with Hengzhou and

Huisheng International Shipping Limited, a wholly-owned subsidiary of Yongzheng, pursuant to which Huisheng will contribute the vessel "Rong Sheng" to Hengzhou in exchange for that number of shares of our common stock with a Fair Market Value (as defined in the agreement) equal to the vessel purchase price. Under both agreements, the vessel purchase price equals vessel's net realizable value as of the date the vessel is accepted for delivery by Hengzhou, as determined by an independent appraiser chosen by our non-employee directors (or as otherwise agreed after the closing of the Share Exchange by FHCP and us), or its total build cost, whichever is lower.

          Our executive offices are located in approximately 9,000 square feet of office space in Hi-Shanghai 8th Building in Shanghai, China. We lease the office space from Shanghai Yongzheng Marine, a subsidiary of Yongzheng, at a cost of $9,000 per year.

          Yongchen is a party to a loan agreement with Xiamen International Bank pursuant to which it borrowed $1,200,000 ($495,000 of which has been repaid as of December 31, 2007). The loan is secured by the vessel Qiao Yin, and is guaranteed by Huiming International Shipping Limited, a subsidiary of Yongzheng, and by Mr. Xinyu Zhang. Mr. Zhang is our Chief Executive Officer and President, a director of our company, and the sole shareholder of Yongzheng.

DIRECTOR INDEPENDENCE

          Our Board consists of four people: Mr. Xinyu Zhang, Ms. Lifang Huang, Mr. Hai Lei, and Mr. Wenge Jiang. We believe that Messrs. Lei and Jiang are the only members of our Board that would be considered "independent" under Rule 4200(a)(15) of the NASDAQ listing standards.


ITEM 8.   LEGAL PROCEEDINGS.

          We are not currently a party to any material legal proceedings.


ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

          Our common stock currently is quoted on the OTCBB under the symbol "DKIV". Prior to our reincorporation in Delaware on February 11, 2008, our common stock was quoted on the OTCBB under the symbol "APMD". Commencing April 3, 2008, our new symbol will be "SSHZ." The following table sets forth, for the periods indicated, the reported high and low closing bid quotations for our common stock as reported on the OTCBB. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

QUARTER ENDED                                 HIGH BID             LOW BID
-------------                                 --------             -------
January 31, 2008                           $         3.75       $         2.55
October 31, 2007                           $         4.25       $         2.50
July 31, 2007                              $         3.25                0.001

April 30, 2007                             $         .005       $        .0015
January 31, 2007                           $         .005       $         .001
October 31, 2006                           $         .006       $        .0015
July 31, 2006                              $         .006       $         .003

April 30, 2006                             $         .005       $         .002
January 31, 2006                           $         .002       $         .002
October 31, 2005                           $         .003       $         .002
July 31, 2005                              $         .004       $         .004


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

STOCKHOLDERS

          As of the closing of the Share Exchange, we had approximately 780 stockholders of record of our issued and outstanding common stock.

TRANSFER AGENT AND REGISTRAR

          The transfer agent and registrar for our common stock is Corporate Stock Transfer. The transfer agent's address is 3200 Cherry Creek Dr. South, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

DIVIDEND POLICY

          We have not paid any cash dividends during our two most recent fiscal years, and do not currently intend to pay any cash dividends in the foreseeable future on our common stock. We intend to retain earnings, if any, for future operation and expansion. Any decision to declare and pay dividends in the future will be made at the discretion of our Board, and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our Board may deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

          In 2005, our Board of Directors adopted our 2005 Stock Incentive Plan (the "Plan"). The Plan authorizes the grant of options to purchase up to 14,705 shares of our common stock. There are no outstanding options that have been granted pursuant to the Plan.


ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

          See Item 3.02 of this Form 8-K.


ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Our authorized capital consists of 100,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of blank check preferred stock, par value $.0001 per share. 24,633,202 shares of common stock currently are issued and outstanding, and no shares of preferred stock are issued or outstanding.

          Holders of shares of our common stock are entitled to cast one vote for each share held on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of our shares of common stock voting for the election of directors can elect all of the directors. The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of our stock entitled to vote are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. In the event of liquidation, dissolution or winding up of our company, either voluntarily or involuntarily, each outstanding share of our common stock is entitled to share equally in our assets. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.


ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law provides, in general, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

          Our Certificate of Incorporation provides that we shall, to the fullest extent permitted by the provisions of the Delaware General Corporation Law, as amended from time to time, indemnify each person whom we may indemnify pursuant thereto, from all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he is involved or with which he has been threatened, or other matters referred to in or covered by such provisions, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation.

          In addition, Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation includes a provision that permits the elimination of personal liability of our directors to the fullest extent permitted by permitted by the Delaware General Corporation Law.


ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

          See Exhibits 99.1, 99.2, and 99.3 to this Form 8-K.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

          On December 12, 2006, we dismissed AJ. Robbins, Inc. ("Robbins") as our principal accountant. During our fiscal years ended April 30, 2005 and 2006 and through the date of the dismissal, there were no disagreements with Robbins on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Robbins' satisfaction, would have caused Robbins to make reference to the subject matter of the disagreements in its reports. In addition, the reports of Robbins on our financial statements for our fiscal years ended April 30, 2005 and 2006 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

          We requested that Robbins furnish us with a letter addressed to the SEC stating whether or not Robbins agreed with the above statements. A copy of Robbins' letter to the SEC dated December 13, 2006 was filed as an Exhibit to our Current Report on Form 8-K dated December 12, 2006.

          On December 12, 2006, we engaged Paritz & Co. ("Paritz") as our new independent registered public accounting firm for the fiscal year ending April 30, 2007. During our fiscal years ended April 30, 2005 and 2006 and through the date of the dismissal of Robbins, we did not consult with Paritz on the application of accounting principles to a specified transaction, or on the type of audit opinion that might be rendered on our financial statements.

          See Item 4.01 of this Form 8-K.


ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

          See Item 9.01 of this Form 8-K.


ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

          On March 4, 2005, we completed a sale of 80,882 shares of our common stock (adjusted for a one for 3,400 reverse stock split effected in May, 2007) for total cash consideration of $250,000. The sale of the shares was made in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, based on the status of the purchasers as accredited investors.

          In connection with the Share Exchange, we issued 24,525,994 shares of our common stock to Yongzheng and the other shareholders of Hengzhou (or their designees) in exchange for all of the issued and outstanding capital stock of Yongchen and Hengzhou. We relied on the status of Yongzheng and such other persons as non-"U.S. persons" in claiming an exemption from registration under Regulation S promulgated under the Securities Act.


ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          On March 31, 2008, our board of directors approved the dismissal of Paritz & Co. ("Paritz") as our independent auditor. During our two most recent fiscal years and through the date of the dismissal, there were no disagreements with Paritz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Paritz's satisfaction, would have caused Paritz to make reference to the subject matter of the disagreements in its reports. In addition, the reports of Paritz on our financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

          We furnished a copy of the disclosure in the preceding paragraph to Paritz, and requested Paritz to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us in such paragraph. A copy of Paritz's letter to the SEC is filed as Exhibit 16.2 to this Form 8-K.

          On March 31, 2008, we engaged Edward Lau & Co. ("Lau") as our new independent registered public accounting firm. During our two most recent fiscal years and through the date of the dismissal of Paritz, we did not consult with Lau on the application of accounting principles to a specified transaction, or on the type of audit opinion that might be rendered on our financial statements.


ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

          See "Item 1.01 Entry into a Material Definitive Agreement" and "Item
2.01 Completion of Acquisition of Disposition of Assets" of this Form 8-K.


ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

          See Item 5 of Item 2.01 of this Form 8-K.


ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

          On March 31, 2008, we filed a Certificate of Ownership and Merger (the "Certificate") with the Delaware Secretary of State pursuant to which Sino Shipping Holdings Inc., a Delaware corporation and our wholly-owned subsidiary (the "Subsidiary"), was merged into our company (the "Merger"). As a result of the filing of the Certificate, our corporate name was changed from "Dalkeith Investments, Inc." to "Sino Shipping Holdings Inc." effective March 31, 2008 (the "Name Change"). Our Board of Directors approved the formation of the Subsidiary, the Merger and the Name Change on March 31, 2008. Pursuant to
Section 253 of the Delaware General Corporation Law, shareholder approval was not required for the Merger and Name Change. A copy of the Certificate is attached as Exhibit 3.2 to this Form 8-K.

          The Share Exchange is deemed to be a reverse acquisition for accounting purposes. Starting with the periodic report for the quarter after which the Share Exchange was consummated, we will file our annual and quarterly reports based on a December 31st year end.


ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

          As described in Item 2.01 above, we ceased being a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) upon completion of the Share Exchange.


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

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Audited Financial Statements for Yongchen and Hengzhou are filed as Exhibits
99.1 and 99.2, respectively, to this Form 8-K.

(b) Pro Forma Financial Statements are filed as Exhibit 99.3 to this Form 8-K.

(d) Exhibits

EXHIBIT
NUMBER        DESCRIPTION
------        -----------

2.1 Share Exchange Agreement by and among the Registrant, Fountainhead Capital Partners Limited, Yongchen International Shipping Limited, Hengzhou International Shipping Limited, Yongzheng International Marine Holdings Co., Ltd., and each of the other shareholders of Hengzhou.

3.1       Certificate of Incorporation.

3.2 Certificate of Ownership and Merger filed with the Delaware Secretary of State on March 31, 2008.

3.3 Bylaws (filed with the Registrant's Definitive Information Statement on January 22, 2008, and incorporated herein by reference).

10.1 Investor Rights Agreement, dated March 31, 2008, by and between the Registrant and Fountainhead Capital Partners Limited.

10.2 Ship Contribution Agreement, dated March 31, 2008, by and among the Registrant, Hengzhou International Shipping Limited, and Yongzheng International Shipping Limited.

10.3 Ship Contribution Agreement, dated March 31, 2008, by and among the Registrant, Hengzhou International Shipping Limited, and Huisheng International Shipping Limited.

10.4 Loan Agreement, dated August 10, 2006, between Xiamen International Bank Shanhai Branch and Yongchen International Shipping Limited, as amended by letter agreement, dated December 10, 2006.

10.5 Time Charter Party Agreement, dated January 1, 2008, between Yongchen International Shipping Limited and Huiming International Shipping Limited.

10.6 Time Charter Party Agreement, dated January 4, 2008, between Yongchen International Shipping Limited and Yong Heng Shipping Limited.

16.1 Letter from AJ. Robbins, Inc. (filed as an Exhibit to the Registrant's Current Report on Form 8-K dated December 12, 2006, and incorporated herein by reference).

16.2      Letter from Paritz & Co.

99.1 Audited Financial Statements Yongchen International Shipping Limited for the years ended December 31, 2007 and 2006.

99.2 Audited Financial Statements for Hengzhou International Shipping Limited for the year ended

          December 31, 2007, and for the period from inception (July 19, 2006) to December 31, 2006.

99.3      Pro Forma Financial Statements.

                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 1, 2008                                Sino Shipping Holdings Inc.


                                                     By: /s/ Xinyu Zhang
                                                        ------------------------
                                                            Xinyu Zhang, CEO

                                  EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
------    -----------

2.1 Share Exchange Agreement by and among the Registrant, Fountainhead Capital Partners Limited, Yongchen International Shipping Limited, Hengzhou International Shipping Limited, Yongzheng International Marine Holdings Co., Ltd., and each of the other shareholders of Hengzhou.

3.1       Certificate of Incorporation.

3.2 Certificate of Ownership and Merger filed with the Delaware Secretary of State on March 31, 2008.

3.3 Bylaws (filed with the Registrant's Definitive Information Statement on January 22, 2008, and incorporated herein by reference).

10.1 Investor Rights Agreement, dated March 31, 2008, by and between the Registrant and Fountainhead Capital Partners Limited.

10.2 Ship Contribution Agreement, dated March 31, 2008, by and among the Registrant, Hengzhou International Shipping Limited, and Yongzheng International Shipping Limited.

10.3 Ship Contribution Agreement, dated March 31, 2008, by and among the Registrant, Hengzhou International Shipping Limited, and Huisheng International Shipping Limited.

10.4 Loan Agreement, dated August 10, 2006, between Xiamen International Bank Shanhai Branch and Yongchen International Shipping Limited, as amended by letter agreement, dated December 10, 2006.

10.5 Time Charter Party Agreement, dated January 1, 2008, between Yongchen International Shipping Limited and Huiming International Shipping Limited.

10.6 Time Charter Party Agreement, dated January 4, 2008, between Yongchen International Shipping Limited and Yong Heng Shipping Limited.

16.1 Letter from AJ. Robbins, Inc. (filed as an Exhibit to the Registrant's Current Report on Form 8-K dated December 12, 2006, and incorporated herein by reference).

16.2      Letter from Paritz & Co.

99.1 Audited Financial Statements Yongchen International Shipping Limited for the years ended December 31, 2007 and 2006.

99.2 Audited Financial Statements for Hengzhou International Shipping Limited for the year ended December 31, 2007, and for the period from inception (July 19, 2006) to December 31, 2006.

99.3      Pro Forma Financial Statements.